UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Reis, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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530 Fifth Avenue, 5th Floor New York, NY 10036 (212) 921-1122 www.reis.com

April 30, 2012

Dear Stockholder:

You are cordially invited to attend the Reis, Inc. 2012 Annual Meeting of Stockholders, which will be held on Thursday, May 31, 2012, at 10:00 a.m., local time, at the offices of The NASDAQ OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006.

Information about the annual meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely, /s/ Lloyd Lynford Lloyd Lynford Chief Executive Officer and President

530 Fifth Avenue, 5th Floor New York, NY 10036 (212) 921-1122 www.reis.com
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held Thursday, May 31, 2012

The 2012 Annual Meeting of Stockholders of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), will be held at the offices of The NASDAQ OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006, on Thursday, May 31, 2012, at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors to a term expiring at the 2015 annual meeting of stockholders and upon the election and qualification of their respective successors.

2.	To consider and vote upon, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

3.	To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

4.	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

5.	To transact such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

These items are fully described in the Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the annual meeting.

The board of directors has fixed the close of business on April 5, 2012 as the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting and any postponement(s) or adjournment(s) thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors /s/ Alexander G. Simpson Alexander G. Simpson Vice President, General Counsel & Corporate Secretary
April 30, 2012 New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012: This Notice of Annual Meeting, the Proxy Statement and the 2011 Annual Report are available at www.reis.com/eproxy.

THIS PROXY STATEMENT AND THE PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 30, 2012.

ii

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), to be used at the 2012 annual meeting of stockholders of the Company. The annual meeting will be held at the offices of The NASDAQ OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006, on Thursday, May 31, 2012, at 10:00 a.m., local time. The 2011 Annual Report to Stockholders, including the consolidated financial statements of the Company for the fiscal year ended December 31, 2011, accompanies this proxy statement, which is first being mailed to stockholders on or about April 30, 2012.

Voting and Proxy Procedure

Attending the Annual Meeting; Who Can Vote

You are entitled to vote your shares of Reis common stock if the records of the Company show that you held your shares as of the close of business on April 5, 2012. As of the close of business on that date, a total of 10,686,293 shares of Reis common stock were outstanding and entitled to vote. Each share of common stock has one vote. You will need to provide identification to be admitted to the annual meeting.

 If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you are a beneficial owner of Reis common stock held in street name, you will need proof of ownership, in addition to identification, to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Reis common stock held in street name in person at the annual meeting, you will have to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented, in person or by proxy, at the annual meeting. If you return valid proxy instructions or attend the annual meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum; provided that the record holder is present or has provided a proxy with respect to those shares on at least one item. A broker non-vote may occur when a stockholder fails to provide voting instructions to its broker for shares held in street name.  Under those circumstances, a stockholder’s broker may be authorized to vote on behalf of the stockholder on some routine items (Proposal 4 is considered routine for this purpose) but is prohibited from voting on other items (such as Proposals 1, 2 and 3). Those items on which a stockholder’s broker cannot vote result in broker non-votes if the stockholder does not instruct the broker.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1), approval of the advisory resolution on executive compensation (Proposal 2) or the outcome of the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3).

        Your bank or broker is not permitted to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on routine items, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4).

In voting on the election of directors (Proposal 1), you may vote for a director or withhold your vote with respect to a director. There is no cumulative voting for the election of directors. For the election of directors, a plurality of all the votes cast is required. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election, although they will be considered present for the purpose of determining the presence of a quorum.

In voting on approval of the advisory resolution on executive compensation (Proposal 2), you may vote for the approval of the advisory resolution on executive compensation, vote against the approval of the advisory resolution on executive compensation or abstain from voting. The matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this matter, although they will be considered present for the purpose of determining the presence of a quorum.

In voting on the approval of the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), you may vote for future advisory votes on executive compensation occurring every “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or abstain from voting. The option (“ONE YEAR,” “TWO YEARS” or “THREE YEARS”) that receives the affirmative vote of a majority of the votes cast at the annual meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this matter, although they will be considered present for the purpose of determining the presence of a quorum.  In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option recommended by stockholders. In either case, this vote is advisory and not binding on the board of directors in any way, and the board or the Nominating and Corporate Governance Committee may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders.

In voting on the ratification of the appointment of Ernst & Young LLP as Reis’s independent registered public accounting firm (Proposal 4), you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions will have no effect on the outcome of this matter, although they will be considered present for the purpose of determining the presence of a quorum.

Voting by Proxy

        The board of directors of Reis is sending you this proxy statement to request that you allow your shares of Reis common stock to be represented at the 2012 annual meeting by the persons named in the enclosed proxy card. All shares of Reis common stock represented at the annual meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s board of directors.

The board of directors recommends a vote “FOR” each of the nominees for director, “FOR” approval and adoption of the advisory resolution on executive compensation, for the frequency of future advisory votes on executive compensation occurring every “ONE YEAR” and “FOR” ratification of Ernst & Young LLP as Reis’s independent registered public accounting firm.

If there are any items for which you do not provide instructions, your shares will be voted in accordance with the board’s recommendations as follows: “FOR” election of each of the director nominees, “FOR” approval of the advisory resolution on executive compensation, to conduct future advisory votes on executive compensation every “ONE YEAR” and “FOR” ratification of the independent registered public accounting firm.

        If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their discretion to determine how to vote your shares. This includes a motion to postpone or adjourn the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. Neither the board of directors nor management of Reis knows of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must do one of the following: advise the Secretary of the Company in writing before your shares of common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of your proxy.

If your Reis common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted or to change your vote. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Every Reis stockholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or otherwise comply with the instructions from your broker, bank or other nominee, whether or not you plan to attend the annual meeting in person.

Solicitation of Proxies

Reis will pay the cost of solicitation of proxies on behalf of its management. In addition to the solicitation of proxies by mail, MacKenzie Partners, Inc., a proxy solicitation firm, will assist Reis in soliciting proxies for the annual meeting for a fee of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of Reis, without additional compensation. Reis will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such persons, firms and corporations for their reasonable expenses in doing so.

General Disclosure

In this proxy statement, we refer to the May 2007 merger between Wellsford Real Properties, Inc. (“Wellsford”), a Maryland corporation, and Reis, Inc. (“Private Reis”), a Delaware corporation, as the “Merger.” In connection with the Merger, Wellsford changed its name to “Reis, Inc.,” Private Reis merged into Reis Services, LLC (“Reis Services”), a Maryland limited liability company and a wholly owned subsidiary of Wellsford, and Private Reis began operating under the “Reis Services” name. In this proxy statement, to avoid confusion, when we refer to events occurring prior to the Merger, we may use the term “Wellsford” to refer to the Company, and we may use the term “Private Reis” to refer to the Delaware corporation that was the predecessor to Reis Services.

Corporate Governance

General

Reis periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern Reis and its operations. As part of this periodic corporate governance review, the board of directors reviews and adopts what it believes are, at that time, the best corporate governance policies and practices for Reis.

Code of Business Conduct and Ethics

Reis has adopted a Code of Business Conduct and Ethics for Directors, Senior Financial Officers, Other Officers and All Other Employees (the “Code of Ethics”) and a Policy for Protection of Whistleblowers from Retaliation (the “Whistleblower Policy”). The Code of Ethics is a set of written standards reasonably designed to deter wrongdoing and to ensure that Reis’s directors, officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that Reis’s directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, not engage in insider trading, not use Reis’s resources for personal gain, conduct business in an honest and ethical manner and otherwise act with integrity and in Reis’s best interest. Under the terms of the Code of Ethics, directors, officers and employees are required to report any conduct they believe in good faith to be an actual or apparent violation of the Code of Ethics.

As a mechanism to encourage compliance with the Code of Ethics, Reis has adopted the Whistleblower Policy, which contains procedures to receive, treat and retain complaints regarding accounting, internal accounting controls, auditing matters or other matters, including violations of the Code of Ethics. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits Reis from retaliating against any director, officer or employee who reports actual or apparent violations of the Code of Ethics.

Copies of the Code of Ethics and the Whistleblower Policy can be found under “Corporate Governance/Documents & Charters” at the Investor Relations portion of Reis’s website (www.reis.com).  A description of any substantive amendment of the Code of Ethics, or any waiver under the Code of Ethics applicable to Reis’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be disclosed at the same location.

Meetings and Committees of the Board of Directors

General.  The Company conducts business through meetings and activities of its board of directors and committees thereof. During 2011, the board of directors of the Company held five meetings and acted by written consent on three other occasions. No director attended fewer than 75% of the total meetings of the board of directors and the committees on which such director served.

The following table identifies the Company’s standing committees and their members at December 31, 2011 (which composition has remained the same as of the date of this proxy statement), and lists the number of meetings held by each committee during 2011. The members of each committee are appointed by the board of directors, generally on an annual basis at the board’s meeting held immediately following the annual meeting of stockholders. All members of each committee are independent in accordance with the listing standards of the NASDAQ Stock Market. Each of the committees listed below operates under a written charter, adopted by the board of directors that governs its composition, responsibilities and operations. The committee charters and Reis’s “Corporate Governance Guidelines” are available under “Corporate Governance/Documents & Charters” at the Investor Relations portion of Reis’s website (www.reis.com).

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Thomas J. Clarke Jr.		X	X
Michael J. Del Giudice		*
Meyer “Sandy” Frucher	X		*
Jonathan Garfield
Edward Lowenthal (Chairman)		X
Lloyd Lynford
M. Christian Mitchell	*		X
Byron C. Vielehr	X

Number of meetings in 2011 (not including actions taken by written consent)	7	5	2

*	Denotes committee chairperson.

Changes in Board of Directors and Committee Composition.  In early 2011, Jeffrey Lynford (a brother of Lloyd Lynford) determined that he would not stand for re-election at Reis’s 2011 annual meeting of stockholders.  The board of directors decided not to fill his seat and passed a resolution, as permitted by Reis’s bylaws, reducing the size of the board from nine members to eight as of June 2, 2011 (the date of the 2011 annual meeting).

        The board of directors, following a recommendation from the Nominating and Corporate Governance Committee, has determined to reduce the size of Reis’s board. The board has passed a resolution, as permitted by Reis’s bylaws, to reduce the number of directors from eight to six, effective as of May 31, 2012 (the date of the 2012 annual meeting). The Nominating and Corporate Governance Committee’s and the board’s determinations were made in recognition of the Company’s size and in furtherance of the Company’s ongoing general and administrative cost reduction efforts. The Nominating and Corporate Governance Committee and the board have determined that the continuing directors, as a whole, have the requisite qualifications and expertise to meet applicable corporate governance and legal requirements.  Messrs. Frucher and Lowenthal will no longer be directors of the Company after the 2012 annual meeting. At the board meeting immediately following the 2012 annual meeting, the board of directors will appoint the members of each committee, based on recommendations by the Nominating and Corporate Governance Committee.  To date, the board has not made a determination as to the proposed composition of the various committees or as to the appointment of a Chairman; it will do so after the 2012 annual meeting.

Audit Committee. The Audit Committee selects and retains (subject to approval or ratification by the Company’s stockholders) the independent registered public accounting firm for Reis, reviews the scope of the work of the independent registered public accounting firm and their reports, and reviews the activities and actions of Reis’s accounting staff in its preparation of financial statements and review of internal control over financial reporting. The board of directors has designated Mr. Mitchell as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).  In addition to being independent generally, as set forth under “—Independent Directors,” Messrs. Mitchell, Frucher and Vielehr each satisfy the additional independence requirements for audit committee members under the listing standards of the NASDAQ Stock Market. The annual report of the Audit Committee required by the rules of the SEC is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee.  The Compensation Committee reviews and determines compensation arrangements, including employment agreements, salaries, bonuses and other benefits for executive officers of Reis and its subsidiaries, reviews and determines employees to whom stock options, restricted stock units (“RSUs”) and other awards are to be granted and the terms of such grants, reviews the selection of officers who participate in incentive and other compensatory plans and arrangements, reviews the Company’s compensation plans, and recommends new plans, or amendments to those plans, to the board of directors.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the board of directors the corporate governance policies and guidelines applicable to Reis and monitoring compliance with those policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending the director nominees for election at the next annual meeting of stockholders. This committee also recommends director candidates for each committee for appointment by the board. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the SEC are included in this proxy statement. See “—Nominating and Corporate Governance Committee Procedures.”

Nominating and Corporate Governance Committee Procedures

General.  It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Reis board of directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to Be Followed by Stockholders.  To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit, in writing, the information set forth in Article II, Section 11 of the Company’s bylaws, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of Reis.  This information includes:

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All information relating to such director candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected.

●	As to the stockholder, the director candidate or any Stockholder Associated Person (as defined below):

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the class, series and number of all shares of stock or other securities of the Company or any affiliate of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, director candidate or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

●	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, director candidate or Stockholder Associated Person;

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any interest, direct or indirect, of such stockholder, director candidate or Stockholder Associated Person, individually or in the aggregate, in the Company or any affiliate of the Company, other than an interest arising from the ownership of Company Securities, where such stockholder, director candidate or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series; and

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whether and the extent to which, during the past six months, such stockholder, director candidate or Stockholder Associated Person has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such stockholder, director candidate or Stockholder Associated Person or to increase or decrease the voting power of such stockholder, director candidate or Stockholder Associated Person in the Company or any affiliate thereof disproportionately to such person’s economic interest therein.

●	As to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to above and any director candidate:

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the name and address of such stockholder, as they appear on the Company’s stock ledger, and the current name, business address, if different, and residence address of each such Stockholder Associated Person and any director candidate; and

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the investment strategy or objective, if any, of such stockholder, each such Stockholder Associated Person and any director candidate and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, each such Stockholder Associated Person and any director candidate.

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To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the director candidate for election or re-election as of the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

In order for a director candidate to be considered for nomination (as opposed to a recommendation) at any annual meeting of Reis’s stockholders, the nomination must be received by the Nominating and Corporate Governance Committee in accordance with the provisions of the Company’s bylaws, as set forth in “Submission of Future Stockholder Proposals and Nominations.”

        Criteria for Director Nominees.  The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the board of directors. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, the committee (and the board of directors) considers each individual’s potential contribution to the diversity of backgrounds, experience and competencies which the board desires to have represented. The board also considers the following criteria in selecting nominees: his or her independence, integrity, experience, financial literacy, sound judgment in areas relevant to Reis’s business, and willingness to commit sufficient time to the board, all in the context of an assessment of the perceived needs of the board at that point in time. Maintaining a balanced experience and knowledge base within the total board includes considering whether the candidate: (1) has work experience with publicly traded and/or privately held for profit businesses in the information services industry; (2) has significant direct management experience; (3) has knowledge and experience in capital markets; and (4) has unique knowledge and experience and can provide significant contributions to the board’s effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board of directors at the time. The committee will maintain at least one director who meets the definition of “audit committee financial expert” under the SEC’s rules.

In addition, prior to nominating an existing director for re-election to the board of directors, the Nominating and Corporate Governance Committee will consider and review the existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.  The Company’s employment agreement with each of Lloyd Lynford and Jonathan Garfield provides the executive officer with the right to terminate his employment agreement (and receive severance and other payments) if he is not nominated for election to the board, is not elected to the board or is removed from the board.

Process for Identifying and Evaluating Director Nominees.  Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the board of directors. The process that the committee follows when it identifies and evaluates individuals to be nominated for election to the board of directors is as follows:

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Identification.  For purposes of identifying nominees for the board of directors, the Nominating and Corporate Governance Committee relies primarily on personal contacts of the committee and other members of the board of directors. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee may, from time to time, use a search firm in identifying nominees.

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Evaluation.  In evaluating potential candidates, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Leadership Structure of the Board of Directors

The board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board, at any particular time. The Chairman presides at all meetings of the board of directors during which he is present and works with the Chief Executive Officer to establish the agendas for these meetings.  Meetings of the board of directors may generally be called by the Chairman, the Chief Executive Officer, the President or a majority of the directors then in office.  The independent directors have the opportunity to meet in executive session at every regularly scheduled meeting of the board.

Role of the Board of Directors in Risk Oversight

General.  A fundamental part of risk management is not only understanding the risks faced by the Company, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for the Company. Management is responsible for the day-to-day management of risk, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The board regularly reviews information regarding sales and marketing, operations, finance and business development as well as the risks associated with each. While the board is ultimately responsible for risk oversight, committees of the board also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, succession planning for directors and executive officers, and corporate governance.

Compensation Committee Risk Oversight.  The Compensation Committee is responsible for reviewing compensation policies and practices relating to our named executive officers.  In executing this duty, the Compensation Committee relies on information provided by management and, from time to time, by an independent compensation consultant.  The Company’s senior management, together with human resources, legal and finance personnel, as well as outside advisors, is responsible for implementing and reviewing compensation policies and practices relating to employees other than our named executive officers.  Based on a review of these matters, including any mitigating controls, we believe that the mix of compensation elements and the design of those elements along with sound governance practices do not encourage employees to take excessive risks that might have a material adverse effect on the Company. Specifically:

●	The Company has strong internal financial controls that are assessed by the Company’s independent public accountants annually in addition to their audits of the Company’s financial statements;

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Base salaries are fixed in amount and consistent with market practice and employees’ responsibility so that employees are not motivated to take excessive risks to attain a reasonable level of financial security;

●
The determination of incentive awards is based on well-defined financial measures. There is a maximum cash incentive opportunity for each named executive officer, and the Compensation Committee retains discretion to adjust bonuses to eliminate anomalous or inappropriate outcomes; and

●	Long-term incentives are designed to provide appropriate awards for successful long-term outcomes, and effectively align realized compensation with returns realized by investors.

Communications with Directors

Reis’s stockholders may wish to communicate with the board of directors and/or individual directors. Written communications may be made to the board of directors or to specific members of the board by addressing them to the intended addressee, care of: Corporate Secretary, Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036, or by email to investorrelations@reis.com. Relevant communications are distributed to the board of directors or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product or service suggestions; product or service complaints; product or service inquiries; résumés and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.

Attendance at Annual Meetings

The board of directors encourages directors to attend the annual meeting of stockholders. All continuing directors attended the annual meeting of stockholders held on June 2, 2011.

Compensation of Directors

Director Compensation Generally.  Reis has worked, in the past, with an independent compensation consultant for assistance in structuring the compensation paid to non-employee directors and benchmarking that compensation against Reis’s peers. The following table sets forth the applicable annual retainers and fees payable to non-employee directors in cash for their service on Reis’s board of directors (and committees thereof):

Type of Cash Compensation	Amount

Annual board member retainer	$36,800
Board meeting participation fee (for each meeting in excess of six in any calendar year)	1,000
Annual compensation for non-executive chairman	25,000
Audit Committee retainer (member other than chairperson)	10,000
Audit Committee retainer (chairperson)	15,000
Compensation Committee retainer (member other than chairperson)	2,000
Compensation Committee retainer (chairperson)	6,000
Nominating and Corporate Governance Committee retainer (member other than chairperson)	2,000
Nominating and Corporate Governance Committee retainer (chairperson)	6,000

In addition, each year, non-employee directors receive RSU grants having an annual value of $46,000. These grants are made in four installments of $11,500 each, effective at the end of each calendar quarter, with the RSU grant agreement being delivered promptly thereafter. The number of RSUs issuable each quarter is determined by dividing the closing price for Reis common stock on the last trading day of the calendar quarter into $11,500.  The RSUs are immediately vested upon grant, but directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis.

In establishing the non-employee director compensation structure, the intent of the Compensation Committee was that directors, on average, receive approximately 50% of their annual compensation in cash and 50% in RSUs.

2011 Director Compensation.  The following table sets forth the compensation earned or paid to the Company’s non-employee directors for their board service during 2011. As employee directors, Lloyd Lynford and Mr. Garfield did not receive any compensation for their board service during 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(A)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas J. Clarke Jr.	$40,800	$46,000	$—	$—	$—	$—	$86,800
Michael J. Del Giudice	$42,800	$46,000	$—	$—	$—	$—	$88,800
Meyer S. Frucher	$52,800	$46,000	$—	$—	$—	$—	$98,800
Edward Lowenthal	$63,800	$46,000	$—	$—	$—	$—	$109,800
Jeffrey H. Lynford (B)	$15,333	$19,167	$—	$—	$—	$—	$34,500
M. Christian Mitchell	$53,800	$46,000	$—	$—	$—	$—	$99,800
Byron C. Vielehr	$46,800	$46,000	$—	$—	$—	$—	$92,800

(A)
Represents RSUs granted to each non-employee director in respect of the four calendar quarters of 2011, including RSUs granted in early January 2012 related to the fourth quarter of 2011.  Does not include 1,635 RSUs granted to each non-employee director on January 1, 2011 with respect to fourth quarter 2010 service on the board of directors.

(B)	Jeffrey Lynford served as a director through June 2, 2011.

Outstanding Equity Awards at Fiscal Year End — Directors.  The following table sets forth all outstanding stock options and stock awards held by Reis’s current non-employee directors as of December 31, 2011:

						Stock Awards (A)
	Option Awards							Equity Incentive Plan Awards: Number of	Equity Incentive Plan Awards: Market
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(B)	Market Value of Shares or Units of Stock That Have Not Vested ($)(B)	Unearned Shares, Units or Other Rights That Have Not Vested (#)	or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Thomas J. Clarke Jr.	—	—	—	$—	—	5,957	$54,328	—	$—
Michael J. Del Giudice	—	—	—	$—	—	32,858	$299,665	—	$—
Meyer S. Frucher (C)	—	—	—	$—	—	—	$—	—	$—
Edward Lowenthal	—	—	—	$—	—	32,858	$299,665	—	$—
M. Christian Mitchell	—	—	—	$—	—	32,858	$299,665	—	$—
Byron C. Vielehr	—	—	—	$—	—	5,957	$54,328	—	$—

(A)	Does not reflect 1,260 RSUs granted to each non-employee director on January 3, 2012 with respect to fourth quarter 2011 service on the board of directors.
(B)
Represents RSUs that are immediately vested upon grant.  Directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis.  The market value is based on the closing price for Reis common stock of $9.12 per share on December 31, 2011.

(C)
Mr. Frucher has assigned all of his interest in the stock options and RSUs granted to him to a custodian for a minor family member under the uniform transfers to minors act.  At December 31, 2011, 26,586 stock options and 32,858 RSUs were held by the custodian.

Director and Officer Indemnification

Reis’s bylaws provide that, to the maximum extent permitted by the Maryland General Corporation Law, Reis will indemnify, and will advance or reimburse, for expenses (including attorneys’ fees) related to a determination of liability for any individual (1) who is or was a director or officer of Reis and/or any of its subsidiaries and is subject to liability by reason of his or her service in that capacity or (2) who, while a director of Reis, serves or has served at Reis’s request as a director, officer, partner, trustee, manager or member for another entity and is subject to liability by reason of his or her service in that capacity.

Independent Directors

The Company’s board of directors was comprised of eight directors at December 31, 2011. The board of directors has determined that the following directors were independent directors under the listing standards of the NASDAQ Stock Market during 2011 and remain independent as of the date of this proxy statement: Messrs. Clarke, Del Giudice, Frucher, Lowenthal, Mitchell and Vielehr.

Related Party Transactions

Reis’s Code of Ethics provides for the avoidance of situations that create an actual or potential conflict between a director’s, officer’s or employee’s personal (or business) interests and the interests of Reis. The Code of Ethics requires the disclosure of such information to Reis’s General Counsel and/or Chief Financial Officer. In accordance with the policies set forth in the Code of Ethics, the practice of the General Counsel and the Chief Financial Officer is to bring all situations involving an actual or potential conflict of interest to the attention of the board of directors, which then reviews the matter. The standard applied by the board of directors seeks to ensure that the terms of any related party transaction are at least arm’s length and otherwise fair, reasonable and in the best interests of Reis.

        The Audit Committee is responsible for reviewing and approving all related party transactions from time to time. The Company’s legal and accounting staff are primarily responsible for identifying potential related party transactions and for determining whether such transactions should be brought to the Audit Committee. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction. As required by SEC rules, we would disclose in this section any material related party transactions (none are required to be disclosed in this proxy statement), as well as other transactions deemed to be potentially relevant to stockholders. In addition, Reis discloses transactions with affiliates and related party transactions, as appropriate, in the footnotes to its financial statements.

Compensation Committee Interlocks and Insider Participation

Messrs. Del Giudice, Clarke and Lowenthal, the current members of the Compensation Committee, are each non-employee directors. During 2011, none of the members of the Compensation Committee were officers or employees of Reis or any of its subsidiaries. During 2011, none of Reis’s executive officers served as a director or compensation committee member of any entity with an executive officer or director who served as a director or Compensation Committee member of Reis.

Stock Ownership

The following table sets forth information regarding the beneficial ownership of Reis common stock by each director of Reis, by each executive officer of Reis, by all directors and executive officers of Reis as a group and by each person known by Reis to be the beneficial owner of more than 5% of Reis’s outstanding common stock as of April 1, 2012 (except as otherwise noted). Each person named in the table has sole voting and investment power with respect to all shares of Reis common stock shown as beneficially owned by such person, except as otherwise noted.

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percentage of Class (2)

Directors and Executive Officers:
Lloyd Lynford(3)	1,249,593	11.7%
Jonathan Garfield(4)	855,470	8.0%
William Sander(5)	217,957	2.0%
Edward Lowenthal(6)	146,469	1.4%
Mark P. Cantaluppi(7)	124,944	1.2%
Michael J. Del Giudice(8)	12,500	*
M. Christian Mitchell(8)	6,900	*
Thomas J. Clarke Jr.(9)	6,522	*
Meyer S. Frucher(10)	—	—
Byron C. Vielehr(9)	—	—
All directors and executive officers as a group (10 persons)(11)	2,620,355	24.0%

5% Holders:(12)
Dimensional Fund Advisors LP(13) Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	900,615	8.4%
Osmium Partners, LLC(14) 388 Market Street, Suite 920 San Francisco, California 94111	597,770	5.6%
The Charles A. Sammons 1987 Charitable Remainder Trust-Number 2(15) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75225-6553	640,402	6.0%
Jeffrey H. Lynford(16) 1370 Avenue of the Americas, 29th Floor New York, New York 10019	581,840	5.4%
      __________________________

*	Less than 1.0%

(1)	Unless otherwise indicated, the address of each person is c/o Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036.

(2)
Percentages with respect to each person or group of persons have been calculated on the basis of 10,686,293 shares of Reis common stock outstanding on April 1, 2012, plus, in each case, the number of shares of Reis common stock which such person or group of persons has the right to acquire within 60 days after April 1, 2012 by the exercise of stock options or the vesting of RSUs.

(3)	Does not include (a) 85,801 shares of common stock issuable with respect to RSUs or (b) 125,000 shares of common stock issuable upon exercise of stock options that may vest at a later date.

(4)	Does not include (a) 71,578 shares of common stock issuable with respect to RSUs or (b) 100,000 shares of common stock issuable upon exercise of stock options that may vest at a later date.

(5)
Includes 150,000 shares of common stock issuable upon the exercise of stock options that were exercisable within 60 days of April 1, 2012.  Does not include 72,426 shares of common stock issuable with respect to RSUs that may vest at a later date.

(6)
Includes 92,700 shares of common stock held in a non-qualified deferred compensation trust with respect to which Mr. Lowenthal will not have voting power until the shares of common stock are distributed from the deferred compensation account. Jeffrey Lynford and Mr. Lowenthal, among others, are the trustees of the non-qualified deferred compensation trust. Also includes (a) 13,769 shares of common stock held through a family trust with respect to which Mr. Lowenthal disclaims beneficial ownership and (b) 1,000 shares of common stock held in Mr. Lowenthal’s Keogh account. Does not include 35,408 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following Mr. Lowenthal’s termination of service as a director.

(7)
Includes 75,000 shares of common stock issuable upon the exercise of stock options that were exercisable within 60 days of April 1, 2012.  Does not include 37,706 shares of common stock issuable with respect to RSUs that may vest at a later date.

(8)
Does not include 35,408 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director.

(9)
Does not include 8,507 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director.

(10)
Does not include (a) 35,408 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director or (b) 26,586 shares of common stock issuable upon the exercise of stock options that were exercisable at April 1, 2012. Mr. Frucher has assigned all of his interest in the stock options and RSUs to a custodian for a minor family member under the uniform transfers to minors act.

(11)	Includes the shares of common stock referred to in footnotes (3) through (10) above.

(12)
This information is based solely upon our review of the most recent filings of Schedule 13D or 13G and Form 3, 4 or 5, except that information with respect to Jeffrey Lynford is supplemented by information provided to Reis when he was a director and/or officer of Reis.

(13)
Based on information contained in Amendment No. 1 to Schedule 13G filed on February 14, 2012 by and on behalf of Dimensional Fund Advisors LP (“DFA”). DFA indicates that it has sole dispositive power with respect to 900,615 shares of common stock reported and sole voting power with respect to 895,756 shares of common stock reported. DFA states that it is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither DFA nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over shares of common stock owned by the Funds, and may be deemed to be the beneficial owner of the shares of common stock held by the Funds. However, all shares of common stock reported are owned by the Funds. Dimensional disclaims beneficial ownership of such shares of common stock. In addition, DFA states that the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Exchange Act.

(14)
Based on information contained in Amendment No. 2 to Schedule 13G jointly filed on February 14, 2012 by and on behalf of John H. Lewis (“Lewis”), Osmium Partners, LLC, a Delaware limited liability company (“OPLLC”), Osmium Capital, LP, a Delaware limited partnership (“OCLP”), Osmium Capital II, LP, a Delaware limited partnership (“OCIILP”), and Osmium Spartan, LP, a Delaware limited partnership (“OSLP”).  Lewis indicates that he has sole voting and dispositive power with respect to 6,786 shares of common stock reported and shared voting and dispositive power with respect to 590,984 shares of common stock reported. OPLLC indicates that it has shared voting and dispositive power with respect to the 590,984 shares of common stock reported. OCLP indicates that it has shared voting and dispositive power with respect to 154,471 shares of common stock. OCIILP indicates that it has shared voting and dispositive power with respect to 336,064 shares of common stock. OSLP indicates that it has shared voting and dispositive power with respect to 52,623 shares of common stock. Lewis is the controlling member of OPLLC, which is the general partner of OCLP, OCIILP and OSLP. OPLLC also manages accounts on a discretionary basis (the “Accounts”). OCLP, OCIILP, OSLP and the Accounts directly own the shares of common stock reported (other than 6,786 shares owned directly by Lewis). Lewis and OPLLC may be deemed to share voting and dispositive power with respect to the shares with OCLP, OCIILP, OSLP and the Accounts (and not with any third party). Each reporting person disclaims beneficial ownership with respect to any shares other than the shares owned directly by such reporting person.

(15)
Based on information contained in Amendment No. 3 to Schedule 13D jointly filed on October 21, 2009 by and on behalf of The Charles A. Sammons 1987 Charitable Remainder Trust-Number 2, a charitable trust formed in the State of Texas (the “Sammons Trust”); Sammons Enterprises, Inc., a Delaware corporation (“Sammons”); Consolidated Investment Services, Inc., a Nevada corporation (“Consolidated”); Sammons Venture Properties, Inc., a Delaware corporation (“SVP”); Sammons Financial Group, Inc., a Delaware corporation (“Sammons Financial”); North American Company for Life and Health, an Illinois insurance company (“NACLH”); Nacolah Ventures, LLC, a Delaware limited liability company (“Nacolah”); Grizzly Bear, LLC, a Delaware limited liability company (“Grizzly Bear”); Bear Hunter, L.P., a Texas limited partnership (“Bear Hunter”); Bear Investor Joint Venture, a Texas general partnership (“Bear Investor”); and certain other parties who, as a result of transactions described in the amendment to the Schedule 13D, are no longer reporting persons under the Schedule 13D. Each of Bear Investor, Bear Hunter, Grizzly Bear, Nacolah, NACLH and Sammons Financial indicates that it has shared voting and dispositive power with respect to 441,263 shares of common stock. SVP indicates that it has sole voting and dispositive power with respect to 202,250 shares of common stock. Each of Consolidated, Sammons and the Sammons Trust indicates that it has shared voting and dispositive power with respect to 640,402 shares of common stock.

(16)
Includes 164,787 shares of common stock held in a non-qualified deferred compensation trust with respect to which Jeffrey Lynford will not have voting power until the shares of common stock are distributed from the deferred compensation account. Jeffrey Lynford and Mr. Lowenthal, among others, are the trustees of the non-qualified deferred compensation trust. Also includes (a) 35,936 shares of common stock held by the Lynford Family Charitable Trust with respect to which Jeffrey Lynford disclaims beneficial ownership and (b) 3,554 shares of common stock held in Jeffrey Lynford’s Keogh account.

Proposal 1

Election of Directors

Reis’s board of directors currently consists of eight directors, of which six are independent directors under the current listing standards of the NASDAQ Stock Market.  The board of directors has determined to reduce the number of directors from eight to six, effective as of the 2012 annual meeting.

The board of directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  In order for each class of directors to have approximately one-third of the total number of directors, it is necessary for one of the directors in the class of 2013 to resign, effective at the 2012 annual meeting of stockholders, and stand for election to the class of 2015.  Mr. Vielehr has agreed to do so.

The nominees for election at the 2012 annual meeting to serve for a term expiring at the 2015 annual meeting of stockholders and when their respective successors have been duly elected and qualified are:

●	Jonathan Garfield

●	Byron C. Vielehr

If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present board of directors. Alternatively, the board of directors may adopt a resolution to reduce the size of the board. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and Reis, except that Mr. Garfield’s employment agreement provides that he has the right to terminate his employment agreement (and receive severance and other payments) if he is not nominated for election to the board, is not elected to the board or is removed from the board.

The board of directors recommends a vote “FOR” the election of Jonathan Garfield and Byron C. Vielehr.

Information regarding the nominees for election at the annual meeting, the continuing directors whose terms expire in 2013 and 2014 and Reis’s executive officers is provided below. The age indicated in each individual’s biography is as of April 30, 2012.

Nominees for Election

The following individuals have been nominated for election as directors for a term to expire at the 2015 annual meeting of stockholders and when their respective successors have been duly elected and qualified:

Jonathan Garfield, age 55, has been Executive Vice President and a director of Reis since May 2007. He was a Co-Founder of Private Reis. From 1981 through May 2007, Mr. Garfield was Executive Vice President and Secretary, as well as a member of the Board of Directors, of Private Reis. He created the initial applications and the database which contains Reis’s time series data on the property, neighborhood and metropolitan levels. Mr. Garfield led the initial transition to electronic delivery of Reis’s information products by managing the design, production, testing and maintenance of Reis’s flagship product, Reis SE. He oversaw Private Reis’s corporate reporting, including legal, accounting, audit, tax and financing issues. Mr. Garfield graduated cum laude from Pomona College.  The board has concluded that Mr. Garfield should serve on the board based on his extensive experience in information management, database technology and analytical product development, as well as with the real estate markets, developed in his over 30 years with Reis.

        Byron C. Vielehr, age 48, has been a director of Reis since September 2010.  Mr. Vielehr is President, D&B North America, a leading source of commercial information and insight on businesses, since June 2011. Previously he served as Dun & Bradstreet's President, Global Risk and Analytic Solutions from November 2009 until June

2011. From 2008 through 2009, Mr. Vielehr served as President, Sales and Marketing Solutions, and from 2005 through 2008, he served as Chief Information Officer, for Dun & Bradstreet. Prior to joining Dun & Bradstreet, Mr. Vielehr was President and Chief Operating Officer of Northstar Systems International, Inc., an enterprise wealth management technology solutions provider, and previously was Chief Technology Officer of various units of Merrill Lynch, a leading investment bank. He received a bachelor’s degree from Drexel University and a master’s degree in business administration from the University of Pennsylvania’s Wharton School.  The board has concluded that Mr. Vielehr should serve on the board based on his extensive operating and strategic experience as a senior executive in the information services industry.

Directors Continuing in Office

The following directors have terms ending in 2013:

Thomas J. Clarke Jr., age 55, has been a director of Reis since September 2010.  Mr. Clarke has served as the Chief Executive Officer of Weiss Group, LLC, a leading provider of independent research, since July 2010. From 1999 through 2009, he served as Chief Executive Officer of TheStreet.com, Inc., a financial media company. From 2002 through 2008, Mr. Clarke also served as Chairman of TheStreet.com. From 1998 through 1999, he served as President of Thomson Financial Investor Relations, following the acquisition of Technimetrics, Inc. by Thomson Financial. From 1984 through 1998, Mr. Clarke served in executive positions of increasing responsibility at Technimetrics, a global information company, rising to Chief Executive Officer from 1992 through the company's sale in 1998. From 1980 through 1984, he served as Operations Manager for McAuto Systems Group, Incorporated, a Medicaid billing processor. Mr. Clarke currently serves on the board of LiveDeal, Inc., a provider of local customer acquisition services for small businesses. He is also a mentor to students at Columbia University involved in the Executive Masters Program focusing on technology. Mr. Clarke received a bachelor of science degree in marketing from St. John’s University and a master’s degree in business administration from Hofstra University. The board has concluded that Mr. Clarke should serve on the board based on his extensive operating and strategic experience as a senior executive in the information services industry.

Michael J. Del Giudice, age 69, has been a director of Reis since May 2007. Mr. Del Giudice founded and has served as a Senior Managing Director of Millennium Capital Markets LLC, which specializes in advising and financing corporate, energy, real estate and investment management clients, since 1996. He has also been the Chairman and Managing Director of Rockland Capital Energy Investments LLC, a company which acquires and restructures independent power projects in North America and Europe, since 2003. Previously, Mr. Del Giudice was a General Partner at Lazard Frères & Co. LLC, and served as Secretary to the Governor of New York State, as well as Chief of Staff to the New York State Assembly Speaker.  In addition, he serves as the Lead Independent Director of Consolidated Edison Inc., Vice Chairman of the Board of Trustees of the New York Racing Association and Chairman of the Governor’s Committee on Scholastic Achievement, an educational non-profit group. Mr. Del Giudice is also a board member of Fusion Telecommunications International, Inc., and a member of the Board of Advisors of Corinthian Capital Group, LLC, a private investment fund. He was previously a director of Barnes & Noble, Inc. The board has concluded that Mr. Del Giudice should serve on the board based on his extensive investment banking, corporate restructuring, corporate governance and governmental experience.

The following directors have terms ending in 2014:

Lloyd Lynford, age 56, has been President, Chief Executive Officer and a director of Reis since May 2007. Mr. Lynford was a Co-Founder of Private Reis. From 1981 through May 2007, he was the President, Chief Executive Officer and Treasurer, as well as a member of the Board of Directors, of Private Reis. Mr. Lynford served on the board of the Real Estate Research Institute from 1993 to 1997 and served as its President from 1996 to 1997. He has lectured at The Wharton School, Berkeley, MIT, New York University, Columbia University, and Cambridge University.  Mr. Lynford graduated magna cum laude from Brown University.  The board has concluded that Mr. Lynford should serve on the board based on his extensive expertise in commercial real estate markets and in developing and marketing analytical products to decision makers in the real estate capital markets.

         M. Christian Mitchell, age 57, has been a director of Reis since May 2007. Mr. Mitchell has been a member of the Board of Directors of Special Value Opportunities Fund, LLC, a closed-end SEC registered investment company, since 2004, where he is also the designated financial expert and Chairman of the audit committee, as well as a member of the transaction committee. Mr. Mitchell is Vice Chairman of Marshall & Stevens, Inc., a national valuation consulting firm, where he has served on the Board of Directors since December 2008.  He has also served as a member of the Board of Directors of Grandpoint Capital, a bank holding company located in Los Angeles, since March 2010, where he is Chairman of the audit and risk committee.  Mr. Mitchell served on the Board of Directors (including as Chair of the audit committee and on the risk committee) of First Chicago Bancorp, Inc., a bank holding company in Chicago, Illinois, from 2006 through 2011. Mr. Mitchell was a member of the Board of Directors (including as the designated financial expert and Chairman of the audit committee and a member of the finance and planning committee and the compliance committee) of a multi-billion dollar public bank holding company, from 2004 through 2007. Mr. Mitchell has also served as President of the National Association of Corporate Directors (“NACD”), Southern California Chapter, since 2007 and is designated as an NACD Governance Fellow. In 2011, Mr. Mitchell was named one of the “100 Most Influential People in Corporate Governance” by Directorship magazine. He was an adjunct Accounting Professor at the University of Redlands from 2006 through May 2010 and has been a guest lecturer since May 2010. Mr. Mitchell was with Deloitte & Touche LLP from 1977 to 1985 and 1987 to 2003, and served as the National Managing Partner, Mortgage Banking/Finance Companies Practice, from 2001 to 2003.  Mr. Mitchell graduated summa cum laude from the University of Alabama.  The board has concluded that Mr. Mitchell should serve on the board based on his extensive accounting and finance, banking and real estate finance, and corporate governance experience.

Executive Officers

In addition to Mr. Lynford and Mr. Garfield, whose biographies are included above, the following individuals serve as executive officers of Reis:

        Mark P. Cantaluppi, age 41, has been Vice President (since November 1999) and Chief Financial Officer (since March 2006) of Reis. Previously, Mr. Cantaluppi was Chief Accounting Officer and Director of Investor Relations since December 2000. He joined Wellsford in November 1999 as Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999, he was the Assistant Controller of Vornado Realty Trust, a diversified REIT. From 1993 to 1998, Mr. Cantaluppi worked for Ernst & Young LLP, a public accounting firm, where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Cantaluppi is a graduate of Villanova University.

William Sander, age 45, has been Chief Operating Officer of Reis Services since May 2007. From 2001 through May 2007, Mr. Sander was Chief Operating Officer of Private Reis. Mr. Sander has overall responsibility for the day-to-day operations of Reis Services and supervision of all departments within Reis Services. Prior to joining Private Reis, Mr. Sander was a Senior Vice President of Product Management for Primark Corporation, a company that provides content and software to the financial services industry. Mr. Sander is a graduate of Marietta College.

Proposal 2

Approval of an Advisory Resolution on Executive Compensation

The board of directors recommends that you vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

We are asking stockholders to approve, on an advisory basis, a resolution on the compensation of our named executive officers, as disclosed in this proxy statement.  As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

●	link executive compensation with the achievement of overall corporate goals;

●	encourage and reward superior performance; and

●	assist the Company in attracting, motivating and retaining talented executive officers.

Our executive compensation program has a number of features designed to promote these objectives and is designed to motivate our executives to successfully manage and grow our business.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the board of directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the annual meeting:

RESOLVED, that the stockholders of Reis, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the board of directors.  Although non-binding, the board of directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Proposal 3

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The board of directors recommends that you vote for the approval to conduct future advisory votes on executive compensation every “ONE YEAR.”

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote, on an advisory basis, on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 above should occur every one year, every two years or every three years.

After careful consideration, the board of directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year.  While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the board of directors recognizes that executive compensation disclosures are made annually.  Given that the “say-on-pay” advisory vote provisions are relatively new, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures.  However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.  An annual advisory vote on executive compensation also is consistent with the Company’s practice of annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors.

We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal.  Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the board of directors’ recommendation.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors.  Notwithstanding the board of directors’ recommendation and the outcome of the stockholder vote, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Proposal 4

Ratification of the Appointment of the
Independent Registered Public Accounting Firm

Reis’s independent registered public accounting firm for the fiscal year ended December 31, 2011 was Ernst & Young LLP. Reis’s Audit Committee has appointed Ernst & Young LLP to continue as the independent registered public accounting firm for Reis for the fiscal year ending December 31, 2012. If stockholders do not ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm, the board of directors may consider another independent registered public accounting firm.

A representative of Ernst & Young LLP will be present at the annual meeting, either in person or by teleconference. The representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders present at the annual meeting.

The board of directors recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Reis.

Audit and Non-Audit Fees

The following table sets forth the fees billed to Reis for the years ended December 31, 2011 and 2010 by Ernst & Young LLP:

	2011	2010

Audit fees (A)	$410,950	$394,500
Audit-related fees	7,500	—
Tax fees (B)	49,000	54,000
All other fees	—	—
	$467,450	$448,500

(A)
Consists of fees billed for professional services, including out of pocket expenses, rendered for (i) the audit of Reis’s annual financial statements for the years ended December 31, 2011 and 2010 and (ii) the reviews of the financial statements included in Reis’s quarterly reports on Form 10-Q during 2011 and 2010.

(B)	Fees are for tax return preparation for the years ended December 31, 2010 and 2009, billed to the Company in 2011 and 2010, respectively.

Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider specific engagements on a case-by-case basis and approve them, if appropriate.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members to whom authority is delegated. The member or members to whom such authority is delegated are required to report any specific approval of services at the Audit Committee’s next regular meeting.

During the years ended December 31, 2011 and 2010, all fees set forth above were approved by the Audit Committee.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of Reis’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report of the Audit Committee will not be incorporated by reference into any such filings.

Reis’s management is responsible for Reis’s internal control over financial reporting. The Audit Committee oversees Reis’s internal control over financial reporting on behalf of the board of directors. The independent registered public accounting firm is responsible for performing an independent audit of Reis’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles (“GAAP”), as well as Reis’s internal control over financial reporting.

The Audit Committee met seven times during 2011 and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Reis’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Interim Auditing Standard AU 380, “The Auditor’s Communication with Those Charged with Governance,” including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the letter from the independent registered public accounting firm required by the PCAOB’s Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm the firm’s independence from Reis and its management.

The Audit Committee discussed with Reis’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their annual examination and their procedures with respect to the Company’s quarterly financial statements, their consideration of Reis’s internal control over financial reporting, and the overall quality of Reis’s financial reporting process. The Audit Committee also approved the professional (including non-audit) services provided by the independent registered public accounting firm, considered the range of audit and non-audit fees, reviewed any related party transactions and reviewed and approved the issuance of the quarterly financial statements and disclosures in Reis’s quarterly reports on Form 10-Q during 2011 and the year end financial statements and disclosures in Reis’s annual report on Form 10-K for the year ended December 31, 2011, in each case before such document was filed with the SEC.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Reis’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of Reis’s financial statements with GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Reis’s financial statements are presented in accordance with GAAP, that the audits of Reis’s financial statements and internal control over financial reporting have been carried out in accordance with the standards of the PCAOB or that Reis’s independent registered public accounting firm is in fact “independent.”

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in Reis’s annual report on Form 10-K for the year ended December 31, 2011 for filing with the SEC on March 8, 2012. The annual report on Form 10-K, including the financial statements recommended by the Audit Committee, was distributed to the board of directors and each director authorized filing of the annual report by executing the signature page thereto.

The Audit Committee has selected, subject to stockholder ratification, Ernst & Young LLP as Reis’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The Audit Committee of the Board of Directors of Reis, Inc.

M. Christian Mitchell, Chairman
Meyer S. Frucher
Byron C. Vielehr

Executive Compensation

Summary Compensation Table

Our named executive officers include our principal executive officer (Lloyd Lynford), our principal financial officer (Mr. Cantaluppi) and our two other most highly compensated executive officers as of the end of the last fiscal year (Messrs. Garfield and Sander).

Name and Principal Position	Year	Salary ($)(A)	Bonus ($)(B)	Stock Awards ($)(C)	Option Awards ($)(D)	Non-Equity Incentive Plan Compensation ($)(E)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(F)	Total ($)

Lloyd Lynford	2011	$400,000	$—	$230,023	$132,000	$325,285	$—	$4,900	$1,092,208
Chief Executive Officer	2010	$499,199	$—	$199,069	$55,000	$265,392	$—	$19,337	$1,037,997
and President	2009	$645,000	$168,750	$284,722	$—	$—	$—	$2,450	$1,100,922

Jonathan Garfield	2011	$400,000	$—	$209,152	$105,600	$232,346	$—	$4,900	$951,998
Executive Vice President	2010	$439,212	$—	$173,069	$44,000	$189,566	$—	$16,471	$862,318
	2009	$500,000	$168,750	$183,322	$—	$—	$—	$2,450	$854,522

William Sander	2011	$325,000	$—	$265,581	$111,720	$220,729	$—	$4,900	$927,930
Chief Operating Officer	2010	$390,050	$—	$188,882	$111,720	$104,237	$—	$2,450	$797,339
of Reis Services	2009	$444,000	$17,000	$92,095	$111,720	$—	$—	$2,450	$667,265

Mark P. Cantaluppi	2011	$265,000	$—	$133,149	$55,860	$185,877	$—	$4,900	$644,786
Vice President,	2010	$311,619	$—	$92,751	$55,860	$91,946	$—	$2,450	$554,626
Chief Financial Officer	2009	$349,500	$14,750	$43,526	$55,860	$—	$—	$2,500	$466,136

(A)	Includes base salary for all periods and guaranteed bonuses under the executive officers’ then existing employment agreements for 2009 and through May 2010 (for Messrs. Lynford and Garfield) and through June 2010 (for Messrs. Sander and Cantaluppi). Contractual minimum bonuses for the first part of 2010 were paid during 2010. Contractual minimum bonuses for 2009 were paid in January 2010.
(B)	Includes discretionary bonuses in excess of contractual minimum bonuses in effect during 2009, which were paid in March 2010.
(C)	Represents total compensation expense recognized for RSUs granted to each named executive officer. The grant date fair market value of the RSUs and stock options used to calculate these amounts is the same as that used for stock-based compensation disclosure included in Reis’s consolidated financial statements filed with the SEC.
	●	For Mr. Lynford, the 2011 amount includes $111,150 of expense related to RSUs granted in March 2011 (the “2011 Grant”), $59,700 of expense related to RSUs granted in February 2010 (the “2010 Annual Grant”), $50,773 of expense related to RSUs granted in February 2009 (the “2009 Grant”) and $8,400 of expense related to RSUs granted in February 2008 (the “2008 Grant”); the 2010 amount includes $49,750 of expense related to the 2010 Annual Grant, $50,773 of expense related to the 2009 Grant, $50,400 of expense related to the 2008 Grant and $48,146 of expense related to performance-based RSUs granted in May 2007 (the “2007 Grant”); and the 2009 amount includes $46,542 of expense related to the 2009 Grant, $50,400 of expense related to the 2008 Grant and $187,780 of expense related to the 2007 Grant.
	●	For Mr. Garfield, the 2011 amount includes $90,279 of expense related to the 2011 Grant, $59,700 of expense related to the 2010 Annual Grant, $50,773 of expense related to the 2009 Grant and $8,400 of expense related to the 2008 Grant; the 2010 amount includes $49,750 of expense related to the 2010 Annual Grant, $50,773 of expense related to the 2009 Grant, $50,400 of expense related to the 2008 Grant and $22,146 of expense related to the 2007 Grant; and the 2009 amount includes $46,542 of expense related to the 2009 Grant, $50,400 of expense related to the 2008 Grant and $86,380 of expense related to the 2007 Grant.
	●	For Mr. Sander, the 2011 amount includes $39,597 of expense related to the 2011 Grant, $60,496 of expense related to the 2010 Annual Grant, $101,650 of expense related to RSUs granted in July 2010 (in connection with execution of a new employment agreement) (the “2010 Additional Grant”), $55,648 of expense related to the 2009 Grant and $8,190 of expense related to the 2008 Grant; the 2010 amount includes $50,413 of expense related to the 2010 Annual Grant, $42,354 of expense related to the 2010 Additional Grant, $48,235 of expense related to the 2009 Grant and $47,880 of expense related to the 2008 Grant; and the 2009 amount includes $44,215 of expense related to the 2009 Grant and $47,880 of expense related to the 2008 Grant.
	●	For Mr. Cantaluppi, the 2011 amount includes $19,799 of expense related to the 2011 Grant, $30,248 of expense related to the 2010 Annual Grant, $53,121 of expense related to the 2010 Additional Grant, $26,081 of expense related to the 2009 Grant and $3,900 of expense related to the 2008 Grant; the 2010 amount includes $25,207 of expense related to the 2010 Annual Grant, $22,134 of expense related to the 2010 Additional Grant, $22,610 of expense related to the 2009 Grant and $22,800 of expense related to the 2008 Grant; and the 2009 amount includes $20,726 of expense related to the 2009 Grant and $22,800 of expense related to the 2008 Grant.
The 2011 Annual Grant had a grant date fair value of $7.41 per share; the 2010 Annual Grant had a grant date fair value of $5.97 per share; the 2010 Additional Grant had a grant date fair value of $6.42 per share for Mr. Sander’s grant and $6.71 per share for Mr. Cantaluppi’s grant; the 2009 Grant had a grant date fair value of $4.76 per share; the 2008 Grant had a grant date fair value of $7.20 per share; and the 2007 Grant had a grant date fair value of $10.40 per share.

(D)
Represents (i) total compensation expense recognized in each year for stock options (with an exercise price of $10.40 per share) granted to Messrs. Sander and Cantaluppi in May 2007 and (ii) total compensation expense recognized in 2010 and 2011 for stock options (with an exercise price of $8.025 per share) granted to Messrs. Lynford and Garfield in July 2010. The grant date fair market value of the stock options used to calculate these amounts is the same as that used for stock-based compensation disclosure included in Reis’s consolidated financial statements filed with the SEC.

(E)
Includes non-equity incentive plan compensation and/or performance-based bonuses under the executive officers’ employment agreements. Performance-based bonuses for 2010 and 2011, net of contractual minimum bonuses under prior employment agreements for Messrs. Sander and Cantaluppi for 2010, were paid in March 2011 and February 2012, respectively.

(F)	The following provides greater detail for all other compensation:
●	For Lloyd Lynford, all other compensation in 2010 includes $10,309 paid on his behalf for legal services in connection with his employment contract negotiation, $2,450 representing matching contributions to the Company’s 401(k) plan and an aggregate of $6,578 primarily for health related benefits. In 2011 and 2009, the amount presented represents matching contributions into the Company’s 401(k) plan and does not reflect any perquisites as the aggregate amount of perquisites was less than $10,000.
●	For Mr. Garfield, all other compensation in 2010 includes $10,309 paid on his behalf for legal services in connection with his employment contract negotiation, $2,450 representing matching contributions to the Company’s 401(k) plan and an aggregate of $3,712 primarily for health related benefits. In 2011 and 2009, the amount presented represents matching contributions into the Company’s 401(k) plan and does not reflect any perquisites as the aggregate amount of perquisites was less than $10,000.
●	For Messrs. Sander and Cantaluppi, the amounts presented in the 2011, 2010 and 2009 periods represent matching contributions into the Company’s 401(k) plan and do not reflect any perquisites as the aggregate amount of perquisites was less than $10,000 in each period for each individual.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of Reis’s 2012 proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Reis’s Annual Report on Form 10-K for the year ended December 31, 2011 and this proxy statement.

The Compensation Committee of the Board of Directors of Reis, Inc.

Michael J. Del Giudice, Chairman
Thomas J. Clarke Jr.
Edward Lowenthal

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Reis’s Compensation Committee (the “Committee”) is responsible for designing and maintaining Reis’s executive compensation program consistent with the objectives below. The Committee operates under a written charter approved by the board of directors.  For additional information about the Committee’s authority and its ability to delegate its authority, see the section of this proxy statement titled “Corporate Governance – Meetings and Committees of the Board of Directors – Compensation Committee.”  The Committee annually establishes and reviews all forms of direct compensation, including base salaries, annual incentive bonuses, and both the terms and types of equity awards, for Reis’s named executive officers. The Committee also reviews certain aspects of compensation for other officers of Reis.  Reis’s executive compensation program seeks to:

●	link executive compensation with the achievement of overall corporate goals;

●	encourage and reward superior performance; and

●	assist Reis in attracting, motivating and retaining talented executive officers.

Accordingly, executive compensation is structured so that a significant portion of compensation paid to named executive officers is directly related to Reis’s short-term and long-term performance, thereby aligning the interests of named executive officers with those of Reis’s stockholders.  For example, as discussed below, a significant portion of the named executive officers’ opportunities under Reis’s cash incentive program is tied to the achievement of revenue and EBITDA growth of the Reis Services segment. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Throughout this Compensation Disclosure & Analysis, we refer to our EBITDA, which is a non-GAAP financial measure.  For an explanation of how we calculate this measure, please see “Reconciliations of Income from Continuing Operations to EBITDA and Adjusted EBITDA,” beginning on page 24 of Reis’s Form 10-K for the year ended December 31, 2011, filed with the SEC on March 8, 2012. The Committee also recognizes that the market for executives in the commercial real estate information services industry is highly competitive, and therefore seeks to provide a competitive total compensation package so that Reis may maintain its leadership position in this industry by attracting, retaining, and motivating executives capable of enhancing stockholder value.

Determination of Executive Compensation

As part of the compensation review process, consistent with the named executive officers’ employment agreements, the Committee annually reviews and approves each element and the mix of compensation that comprises each named executive officer’s total compensation package.  Our Chief Executive Officer makes recommendations to the Committee for each element of compensation awarded to the named executive officers (including establishment of individual performance goals and broader financial and/or operational goals (“Company-specific goals”) relating to annual cash incentive compensation), but the Committee must approve each element of (and any changes to) a named executive officer’s compensation.  The Committee may consider a number of factors in establishing or revising each named executive officer’s total compensation, including individual performance, Reis’s financial performance, external market and peer group practices, current compensation arrangements, certain internal pay equity considerations and long-term potential to enhance stockholder value.  Particular factors considered by the Committee with respect to each element of executive compensation are discussed below.

        Periodically, the Committee retains independent compensation consulting firms to assist it in gathering benchmarking data and to provide it with information about trends in compensation among comparable companies based on factors such as market capitalization, annual revenues, service offerings and potential competition for talent or business. The Committee believes that comparing the compensation of each of the named executive officers with executives in comparable positions at these peer companies supports the Committee’s goal that the total compensation provided to Reis’s named executive officers is set at an appropriate level to reward, attract and retain top performers over the long term.  In general, the Committee currently believes that compensation is competitive if it falls between the 50th and 75th percentiles of the peer company data provided by the compensation consultant, as discussed below.  The Committee assesses each element of the compensation program within the whole, however, and may target certain elements of executive compensation at different levels depending on Reis’s current goals, individual achievement and internal pay equity considerations, as discussed in more detail below.  Changes to different elements may result in target compensation being higher or lower than the 50th to 75th percentile of peer company data.  Where peer company data is not available, the Committee reviews individual responsibility and performance, prior compensation, external market and competitive practices, including survey data, and certain internal pay equity considerations when setting an executive officer’s compensation.

The Committee engaged an independent compensation consultant, Exequity LLP, in 2010 in conjunction with the negotiation of the named executive officers’ three year contracts executed in 2010.  Exequity provided peer data, assessed the competitiveness of Reis’s executive compensation program and identified potential modifications based on market practices and trends, Reis’s business priorities, structure and growth expectations, and the views of management and the Committee.  Because the named executive officers’ employment agreements were entered into in the middle of 2010, the Committee’s compensation decisions with respect to the named executive officers took effect in the middle of 2010.

Exequity reported directly to the Committee through the Committee chairman when performing the executive compensation studies and, at the direction of the Committee chairman, also worked directly with Reis’s management to develop materials and proposals with respect to named executive officer compensation.  In the future, the Committee plans at its discretion to retain Exequity or another consulting firm, from time to time, to update or perform new studies to be used in connection with its executive compensation decisions.

The following is the list of peer companies selected and approved by the Committee in 2010, based upon the recommendation of Exequity, as comparable to Reis in terms of market capitalization and annual revenues, and in terms of service offerings and potential competition for talent or business:

• Answers Corporation	• Onvia, Inc.
• Autobytel Inc.	• TheStreet, Inc.
• Bankrate, Inc.	• Travelzoo Inc.
• CoStar Group, Inc.	• UTEK Corporation (now Innovaro, Inc.)
• LoopNet, Inc.	• Zix Corporation
• Market Leader, Inc.

The 2010 Exequity study also considered general industry pay data (based on a survey prepared by Exequity) for comparably sized companies based on annual revenues, as well as data processing and information services industry pay data.  The Committee was not made aware of the names of the companies who participated in Exequity’s surveys of general industry pay data and data processing and information services industry pay data.

Where available, the Committee utilized peer company data from the 2010 Exequity study as the primary competitive benchmark when evaluating the executive officers’ long-term equity incentive awards for 2010 performance, as the peer company data reflects higher growth companies believed to be more similar to Reis (as opposed to more mature general industry companies reflected in the survey data).  In those cases where peer data was unavailable, the Committee took into account previous equity awards to the respective named executive officers as well as internal pay equity considerations.  Exequity’s preliminary findings and recommendations from its engagement in 2010 were presented to the Committee chairman in early 2010; this was followed by a presentation of the final findings and recommendations to the full Committee.

The terms of the named executive officers’ compensation for the second half of 2010 and all of 2011 were approved by the Committee and were reflected in the named executive officers’ employment agreements (entered into in July 2010).

Elements of the Compensation Program

Reis’s executive compensation program consists primarily of base salary, annual cash bonuses and an annual award of RSUs.  Additionally, our named executive officers are eligible to receive Company-paid matching contributions to their 401(k) plan accounts, as well as health insurance and other welfare benefits that are generally available to Reis’s employees.

We have entered into multi-year employment agreements with each of our named executive officers. The current employment agreements were entered into with our executive officers in July 2010 and expire on July 1, 2013. We believe that it is beneficial to have employment agreements because they set forth the terms under which the executive officers are employed and provide us with protection from competition and solicitation of clients or customers by our named executive officers for periods of time following termination of their employment with us. They also include minimum annual base salary target bonus levels, as well as severance arrangements. The terms of the employment agreements, including these minimum compensation levels, were approved by the Committee in conjunction with the Committee’s overall review of the named executive officers’ compensation in 2010.

Each year, the Committee approves a compensation arrangement for each of the named executive officers that specifies a named executive officer’s (i) base salary, (ii) annual cash bonus based on a percentage of base compensation subject to achievement of individual and Company-specific goals, and (iii) equity awards, primarily RSUs that vest over time. Each of these components is discussed in further detail below.  Overall, Reis strives to motivate its executives with straightforward, transparent and competitive compensation arrangements intended to reward excellent individual and corporate performance and enhance stockholder value.

Base Salaries.  Base salaries provide a minimum, fixed level of cash compensation for the named executive officers.  Salary levels are reviewed annually by the Committee.  In establishing salary levels, the Committee considers each executive’s individual responsibilities and performance, prior base salary and total compensation, the pay levels of other executives within Reis, market data on base salary and total compensation levels (including Exequity peer group and survey data) and current market conditions. The named executive officers’ 2010 employment agreements set minimum base salaries for each named executive officer. The following table shows the named executive officers’ 2011 annual base salaries:

Name	Title	2011 Annual Base Salary

Lloyd Lynford	CEO & President	$400,000
Jonathan Garfield	Executive Vice President	$400,000
William Sander	COO, Reis Services	$325,000
Mark P. Cantaluppi	Vice President & CFO	$265,000

        Annual Cash Incentive Program.  The Committee administers an annual cash incentive program under which Reis’s named executive officers may earn a cash incentive bonus based on a fixed target percentage of base salary during the fiscal year, if individual and corporate performance objectives for the fiscal year are achieved. At the beginning of each year, the Committee establishes individual and Company-specific goals for each named executive officer based upon recommendations from the Chief Executive Officer.  The Committee determines the target percentages of base pay for each named executive officer based on market and competitive conditions, peer company practices, and internal pay equity considerations.  The named executive officers’ 2010 employment agreements set minimum targets for each named executive officer.  The Committee also determines the weighting of the various individual and Company-specific goals, based upon position and functional accountability and responsibility, as well as recommendations from the Chief Executive Officer.  The target percentages and weighting of the various individual and Company-specific goals may vary among the named executive officers and are subject to change from year to year.  The Committee seeks to establish performance goals that are challenging but realistic given the expected operating environment at the time they are established.  These performance goals are intended to focus named executive officers on achieving such Company-specific goals.  After the completion of each year, the Committee reviews individual and Company performance to determine the extent to which the goals were achieved and the actual cash bonuses to be paid to the named executive officers.

In the Committee’s view, the use of annual performance-based cash incentive bonuses creates a direct link between executive compensation and individual and corporate performance.  The following table shows each named executive officer’s annual 2011 minimum, target, and maximum awards, which are expressed as a percentage of his base salary:

Name	Title	Minimum	Target	Maximum

Lloyd Lynford	CEO & President	0%	70.0%	122.5%
Jonathan Garfield	Executive Vice President	0%	50.0%	87.5%
William Sander	COO, Reis Services	0%	58.5%	102.3%
Mark P. Cantaluppi	Vice President & CFO	0%	60.4%	105.7%

These targets generally represent compensation in the 50th to 75th percentile of the 2010 Exequity market data for annual cash bonuses and are generally consistent with the targets implemented in the second half of 2010 based primarily on peer group and survey data, previous cash incentive awards granted (if applicable) and internal pay equity considerations.  The annual cash incentive plan provides each named executive officer with the potential to earn an aggregate award up to 175% of their target for exceptional performance as measured against pre-established metrics and goals, each of which is discussed below.

Each named executive officer may earn an incentive bonus equal to, greater than or less than the target percentage of his base salary depending on whether the individual and Reis achieve the specified performance objectives. These objectives include individual qualitative performance goals, as well as Company-specific goals. For 2011, the Committee selected Company-specific financial goals based on Reis’s achievement of:  (1)  revenue of the Reis Services Segment included in Reis’s 2011 operating plan (the “2011 Operating Plan”); and (2) EBITDA of the Reis Services segment as included in the 2011 Operating Plan.  These Company-specific financial goals were selected by the Committee because it believes that revenue and EBITDA are good measures of stockholder value.

The individual performance goals established for the named executive officers at the beginning of 2011 are strategic and leadership goals tailored to the individual’s position and focused on Reis’s strategic initiatives. The individual goals assist the Committee in assessing the named executive officer’s individual performance in key areas that help drive Reis’s operating and financial results. The use of both individual and Company-specific goals advances Reis’s executive compensation philosophy that individual executives be held accountable for both their own individual performance and Reis’s overall performance.

Performance goals and the weighting given to each objective may change in the Committee’s discretion from year to year.  The measures and the relative weighting of individual and Company-specific goals for each of the named executive officers is reviewed by the Committee annually at the beginning of the respective year.  The Chief Executive Officer proposes to the Committee for its consideration changes to the measures and the weighting of the performance goals based on Reis’s current strategic initiatives and goals.  The weighting of the individual and Company-specific objectives for the named executive officers for 2011 is shown in the following table:

Allocation Among Objectives
Name	Title	Individual Goals Objective as a % of Target Award	Revenue Objective as a % of Target Award	EBITDA Objective as a % of Target Award

Lloyd Lynford	CEO & President	33⅓%	33⅓%	33⅓%
Jonathan Garfield	Executive Vice President	33⅓%	33⅓%	33⅓%
William Sander	COO, Reis Services	33⅓%	33⅓%	33⅓%
Mark P. Cantaluppi	Vice President & CFO	33⅓%	33⅓%	33⅓%

2011 Annual Cash Incentive Awards. In February 2012, the Committee assessed Reis’s and each named executive officer’s achievement of the goals and targets for 2011 that had been established by the Committee in March 2011.  The following table shows, for each named executive officer, for 2011, the target bonus as a percentage of base salary, the actual award as a percentage of target, the actual award as a percentage of base salary and the amount of the actual award.  A description of 2011 performance compared to the individual performance and Company-specific goals follows the table.

Name	Title	Target as a % of Base Salary	Actual Award as a % of Target	Actual Award as a % of Base Salary	Actual Cash Award ($)

Lloyd Lynford	CEO & President	70.0%	116.2%	81.3%	$325,285
Jonathan Garfield	Executive Vice President	50.0%	116.2%	58.1%	$232,346
William Sander	COO, Reis Services	58.5%	116.2%	67.9%	$220,729
Mark P. Cantaluppi	Vice President & CFO	60.4%	116.2%	70.1%	$185,877

Individual Goals Objectives for 2011. Individual performance goals vary by position, functional accountability and responsibility, and may include, among other goals, department-specific financial goals, the development and release of new services, the implementation of geographic and/or service expansion plans, the disposition of Reis’s remaining real estate assets and the implementation of cost control initiatives.  For example, as Chief Executive Officer, Mr. Lynford’s 2011 individual performance goals included setting Reis’s strategic direction and acting as the primary voice of Reis on real estate industry issues and with Reis’s investors.  Mr. Garfield’s 2011 individual performance goals included providing support for Reis’s geographic market expansions and its ReisReports product, and continuing to improve the quality of Reis’s databases.  Mr. Sander’s 2011 individual performance goals included managing the development and rollout of Reis’s product initiatives, including ReisReports, geographic and product market expansions and a redesign of Reis’s website (Reis SE 2.0).  Mr. Cantaluppi’s 2011 individual performance goals included managing Reis’s public company reporting and compliance requirements, managing the disposition of Reis’s remaining real estate assets, reducing Reis’s costs and effectively communicating with Reis’s investor base and analysts, among others.  Reis is not disclosing the named executive officers’ detailed individual performance goals because they are based on key short-term operational objectives that would signal Reis’s strategic direction and could be used by competitors to gain insight into market dynamics.  Individual goals could also be used by competitors to target recruitment of key personnel.

        The Committee sets individual performance criteria for annual cash incentive awards that are challenging but realistic to achieve in order to motivate named executive officers to excel and perform at a high level and to focus on overall corporate objectives.  Named executive officers are eligible to receive between 0% and 125% credit for the individual performance component of their annual cash incentive depending upon achievement of established goals for 2011.  This percentage credit is then multiplied by the weighting applicable to the individual performance component of the cash incentive award.  The Committee determines the credit earned for achievement of the individual performance criteria based upon recommendations from the Chief Executive Officer.  The following table sets forth the percentage of individual performance goals achieved by each of the named executive officers, as determined by the Committee in February 2012:

Name	Title	Percentage of Individual Performance Goals Objective Achieved

Lloyd Lynford	CEO & President	75%
Jonathan Garfield	Executive Vice President	75%
William Sander	COO, Reis Services	75%
Mark P. Cantaluppi	Vice President & CFO	75%

Revenue Objectives for 2011. The 2011 revenue objective for each named executive officer was $26,849,949 in subscription revenue from the Reis Services segment (“revenue”).  Named executive officers are eligible to receive between 0% and 200% credit for the revenue component of their annual cash incentive, depending upon actual revenue earned in 2011.  If revenue was equal to the objective, the named executive officers would receive 100% credit for the revenue component of the goals.  If revenue was equal to 93% of the objective, the named executive officers would receive 50% credit for the revenue component of the goals, while the named executive officers would not receive any credit towards the revenue component of the goals if the revenue earned was below 93% of the objective.  If revenue was equal to 108% of the objective, the named executive officers would receive 200% credit for the revenue component of the goals, while revenue above 108% of the objective would not increase the percentage credited for that component of the award above 200%.  If actual annual revenue fell between 93% and 108% (or more) of the revenue objective, the named executive officers would receive a corresponding percentage (between 50% and 200%) of credit for the revenue component of the goals.  The percent credited for the revenue component of the goals is then multiplied by the weighting applicable to the revenue component of the cash incentive award.  Reis’s revenue for 2011 was $27,180,477, and each of the named executive officers received credit for achievement of actual revenue at 101.23% of the 2011 revenue objective.

EBITDA Objectives for 2011. The 2011 EBITDA objective for each named executive officer was $10,251,644 in EBITDA for the Reis Services segment.  Named executive officers are eligible to receive between 0% and 200% credit for the EBITDA component of their annual cash incentive, depending upon actual EBITDA achieved for 2011.  If the EBITDA earned was equal to the objective, the named executive officers would receive 100% credit for the EBITDA component of the goals.  If the EBITDA earned was equal to 94% of the objective, the named executive officers would receive 50% credit for the EBITDA component of the goals, while the named executive officers would not receive any credit towards the EBITDA component of the goals if the EBITDA earned was below 94% of the objective.  If the EBITDA earned was equal to 111% of the objective, the named executive officers would receive 200% credit for the EBITDA component of the goals, while EBITDA above 111% of the objective would not increase the percentage credited for that component of the award above 200%.  If actual annual EBITDA falls between 94% and 111% (or more) of the EBITDA objective, the named executive officers would receive a corresponding percentage (between 50% and 200%) of credit for the EBITDA component of the goals.  The percent credited for the EBITDA component of the goals is then multiplied by the weighting applicable to the EBITDA component of the cash incentive award.  Reis’s EBITDA for 2011 was $10,837,000, and each of the named executive officers received credit for achievement of the actual EBITDA at 105.71% of the 2011 EBITDA objective.

2012 Annual Cash Incentive Awards.  In March 2012, the Committee reassessed the named executive officers’ target and maximum award values with respect to the 2012 cash incentives.  The following table shows each named executive officer’s 2012 minimum, target, and maximum awards, which are expressed as a percentage of his base salary:

Name	Title	Minimum	Target	Maximum

Lloyd Lynford	CEO & President	0%	70.0%	124.3%
Jonathan Garfield	Executive Vice President	0%	50.0%	88.8%
William Sander	COO, Reis Services	0%	58.5%	103.8%
Mark P. Cantaluppi	Vice President & CFO	0%	60.4%	107.2%

In March 2012, the Committee also approved each named executive officer’s individual and Company-specific performance goals and determined the relative weighting for the 2012 cash incentive awards to be paid in early 2013.  As indicated above, individual performance goals vary by position, functional accountability and responsibility, and may include, among other goals, department-specific financial goals, the development and release of new services, the implementation of geographic and/or service expansion plans and the implementation of cost control initiatives.  The named executive officers’ individual performance goals for 2012 include goals similar to those described for the 2011 annual cash incentive awards.  Each named executive officer’s Company-specific goals for 2012 are based on achievement of specific revenue and EBITDA targets.

        In order for the weightings of the goals used for the annual cash incentive awards to best support Reis’s current business and strategic objectives, in early 2012, the Committee revised the weightings from those in place for 2011 awards for all named executive officers.  The weighting of the goals was revised to give more weight to the revenue objective, which reflects Reis’s emphasis in 2012 on revenue growth.  The relative weighting of individual performance goals for each of the named executive officers for 2012 are set forth in the table below:

		Allocation Among Objectives
Name	Title	Individual Goals Objective as a % of Target Award	Revenue Objective as a % of Target Award	EBITDA Objective as a % of Target Award

Lloyd Lynford	CEO & President	30%	40%	30%
Jonathan Garfield	Executive Vice President	30%	40%	30%
William Sander	COO, Reis Services	30%	40%	30%
Mark P. Cantaluppi	Vice President & CFO	30%	40%	30%

Equity Incentive Plan.  The Committee has designed the executive equity incentive compensation program to achieve its goal of aligning executive incentives with long-term stockholder value and with a view toward executive retention. The Committee believes that equity-based compensation and executive ownership of Reis’s common stock help support the Committee’s goal that Reis’s named executive officers have a continuing stake in the long-term success of Reis.

Each named executive officer is eligible to receive equity awards under Reis’s Amended and Restated 2011 Omnibus Incentive Plan (the “2011 Plan”).  The 2011 Plan is an amendment and restatement of Reis’s earlier 2008 Plan; references in this proxy statement to the 2011 Plan include the 2008 Plan prior to the amendment and restatement. As set forth in more detail below, the Committee currently makes annual grants of equity awards, primarily RSUs, as part of the executive compensation program.  The amount of RSUs granted each year is based on individual and Company-specific performance during the prior year, consideration of the value of past equity incentive grants, and internal pay equity considerations.  These awards are generally subject to vesting in three annual installments beginning one year after the date of grant.  In addition, each named executive officer was granted an award of stock options (for Messrs. Lynford and Garfield) or RSUs (for Messrs. Sander and Cantaluppi) at the time of execution of his 2010 employment agreement.

The Committee has historically granted RSUs for the annual grants of equity awards because RSUs have value when they vest regardless of the stock price, so they have retention value even if Reis’s common stock price declines or stays flat.  Also, options may encourage excessive risk taking by employees seeking to get, or keep, stock options “in-the-money.”  The Committee believes that the use of multi-year vesting periods for equity awards (for both stock options and RSUs) emphasizes a longer-term perspective and therefore encourages executive retention. All RSUs vest over three years from the date of grant.

Reis’s executive compensation program, including the long-term equity incentive plan, is subject to change at the Committee’s discretion.  The Committee will determine the actual terms of any future grant of RSUs, stock options or other equity awards.  The details of Reis’s current long-term incentive program may change in the future to reflect the impact of changes in Reis’s business, executives’ individual performance or new information about trends in compensation among Reis’s peer group.

The values of the annual RSU awards granted to our named executive officers are based on a target award dollar amount, and vary among named executive officers by position depending upon individual responsibility and performance, external market and peer group practices and certain internal pay equity considerations.  Consistent with its determinations for executive compensation generally, the Committee has set equity compensation between the 50th and 75th percentile of the peer company data provided by its compensation consultant, where available.

Once the total amount of the award for each named executive officer has been determined by the Committee, the number of RSUs actually granted to a named executive officer is determined using the closing price of Reis’s common stock on the date of approval by the Committee.  The grant date of the annual RSUs is the date that the Committee approves the grants.  These awards are granted under the 2011 Plan and they vest in equal installments on the first three anniversaries of the date of grant.  The fair market value as of the grant date of RSU awards is recognized as compensation expense by the Company over the respective vesting periods of the awards.

Reis does not currently have security ownership requirements or guidelines for its executive officers or directors, although the Committee has the discretion to adopt such ownership requirements in the future.  As of April 1, 2012, each of the named executive officers held Reis common stock, excluding stock options and unvested RSUs, with a value that exceeded two times his base salary, calculated using the closing price on April 1, 2012.  In addition, as of April 1, 2012, each of Messrs. Lynford and Garfield held Reis common stock, excluding stock options and unvested RSUs, with a value that exceeded fifteen times his base salary, calculated using the closing price on April 1, 2012.

Reis does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does Reis time the release of material non-public information for the purpose of affecting the value of executive compensation.

Annual Equity Incentive Awards Granted in 2011.  The chart below sets forth the annual award values for the annual RSUs granted in 2011 for 2010 performance. The long-term equity incentive target award values set by the Committee for 2010 performance (and noted in the chart below) take into account 2010 Exequity peer data, where available, as well as previous equity awards to the respective named executive officers and internal pay equity and competitive considerations.

The target award value set by the Committee for each named executive officer falls between the 50th and 75th percentile of the 2010 Exequity peer data.

Name	Title	2011 Annual RSU Award Values

Lloyd Lynford	CEO & President	$400,140
Jonathan Garfield	Executive Vice President	$325,003
William Sander	COO, Reis Services	$150,053
Mark P. Cantaluppi	Vice President & CFO	$75,026

Annual Equity Incentive Awards Granted in 2012.  The chart below sets forth the award values for the annual RSUs granted in 2012 for 2011 performance.  As indicated above, the Committee reviewed the amounts for 2011 performance in light of Reis’s emphasis on linking executive incentives with long-term stockholder value.  The actual long-term equity incentive award values granted to all named executive officers, except Mr. Cantaluppi, were consistent with the 2010 values.  For Mr. Cantaluppi, the grant value was increased from approximately $75,000 to $90,000, based upon internal pay equity considerations, individual performance, and taking into account his position and level of responsibility within Reis.

Name	Title	2012 Annual RSU Award Values

Lloyd Lynford	CEO & President	$400,000
Jonathan Garfield	Executive Vice President	$324,997
William Sander	COO, Reis Services	$149,996
Mark P. Cantaluppi	Vice President & CFO	$89,998

Other Compensation Matters
Employment Agreements

        Each of the named executive officers has entered into an employment agreement governing his compensation and related arrangements with Reis and/or Reis Services.  The following summaries are not complete descriptions of the employment agreements.  Each agreement is filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 8, 2012.  The Compensation Committee engaged an independent compensation consultant to assist in the negotiation and benchmarking of the employment arrangements against appropriate peers for each individual.  The following is a description of the four employment agreements.  See “—Potential Payments Upon Termination or Change of Control” for additional information regarding contractual payments to the named executive officers upon termination.

Lloyd Lynford. On July 29, 2010, Reis and Reis Services (together with Reis, the “Employer”), entered into an employment agreement with Mr. Lynford, effective as of July 1, 2010 (the “Lynford Agreement”). The Lynford Agreement superseded Mr. Lynford’s prior employment agreement and provides for Mr. Lynford to continue to be employed as President and Chief Executive Officer of both Reis and Reis Services, as well as for Mr. Lynford to serve as a director of the Company. The Lynford Agreement has a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Lynford is entitled to a salary of not less than $400,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $280,000 per year. Mr. Lynford was also granted stock options for 125,000 shares of Reis common stock at an exercise price of $8.025 per share (125% of the closing price on July 29, 2010). These stock options vest on June 30, 2013 (or earlier upon the occurrence of certain events, as set forth in the Lynford Agreement) and generally expire ten years after grant. The Employer also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Lynford, in the amount of $680,000. Mr. Lynford has agreed to restrictions on competition and solicitation of employees or customers during the term of the Lynford Agreement and for a one year period following termination (with an extension to a two year period in case of termination of his employment in connection with a Change of Control (as defined below)).

Jonathan Garfield. On July 29, 2010, Reis and Reis Services entered into an employment agreement with Jonathan Garfield, effective as of July 1, 2010 (the “Garfield Agreement”). The Garfield Agreement superseded Mr. Garfield’s prior employment agreement and provides for Mr. Garfield to continue to be employed as Executive Vice President of both Reis and Reis Services, as well as for Mr. Garfield to serve as a director of the Company. The Garfield Agreement has a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Garfield is entitled to a salary of not less than $400,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $200,000 per year. Mr. Garfield was also granted stock options for 100,000 shares of Reis common stock at an exercise price of $8.025 per share (125% of the closing price on July 29, 2010). These stock options vest on June 30, 2013 (or earlier upon the occurrence of certain events, as set forth in the Garfield Agreement) and generally expire ten years after grant. The Employer also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Garfield, in the amount of $600,000.  Mr. Garfield has agreed to restrictions on competition and solicitation of employees or customers during the term of the Garfield Agreement and for a one year period following termination (with an extension to a two year period in case of termination of his employment in connection with a Change of Control (as defined below)).

William Sander. On July 29, 2010, Reis Services entered into an employment agreement with William Sander, effective as of July 1, 2010 (the “Sander Agreement”). Reis is a party to this agreement for limited purposes. The Sander Agreement superseded Mr. Sander’s prior employment agreement and provides for Mr. Sander to continue to be employed as Chief Operating Officer of Reis Services for a three year term that expires on July 1, 2013.

        During the term of his employment, Mr. Sander is entitled to a salary of not less than $325,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $190,000 per year (Mr. Sander’s bonus for 2010 was reduced by the $75,850 pro rata guaranteed minimum bonus paid to Mr. Sander in July 2010 under his prior employment agreement). Mr. Sander was also granted 50,000 RSUs of Reis. These RSUs vest in three equal annual installments beginning on June 30, 2011 (or earlier upon the occurrence of certain events, as set forth in the Sander Agreement). Reis Services also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Sander, in the amount of $162,500.  Mr. Sander has agreed to restrictions on competition and solicitation of employees or customers during the term of the Sander Agreement and for periods following termination ranging from twelve months (for competition) to eighteen months (for solicitation of employees or customers).

Mark P. Cantaluppi. On July 30, 2010, Reis and Reis Services entered into an employment agreement with Mark P. Cantaluppi, effective as of July 1, 2010 (the “Cantaluppi Agreement”). The Cantaluppi Agreement superseded Mr. Cantaluppi’s prior employment agreement and provides for Mr. Cantaluppi to continue to be employed as Chief Financial Officer of both Reis and Reis Services for a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Cantaluppi is entitled to a salary of not less than $265,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $160,000 per year (Mr. Cantaluppi’s bonus for 2010 was reduced by the $59,706 pro rata guaranteed minimum bonus paid to Mr. Cantaluppi in July 2010 under his prior employment agreement). Mr. Cantaluppi was also granted 25,000 RSUs of Reis. These RSUs vest in three equal annual installments beginning on June 30, 2011 (or earlier upon the occurrence of certain events, as set forth in the Cantaluppi Agreement). The Employer also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Cantaluppi, in the amount of $132,500.  Mr. Cantaluppi has agreed to restrictions on competition and solicitation of employees or customers during the term of the Cantaluppi Agreement and for periods following termination ranging from twelve months (for competition and solicitation of employees) to eighteen months (for solicitation of customers).

Potential Payments Upon Termination or Change of Control

Under the employment agreements between Reis and each named executive officer, Reis may be obligated to make severance or post-termination payments to the applicable individual.  The following table presents, for each named executive officer, the potential post-employment payments and payments on a change of control and assumes that the triggering event took place on December 31, 2011, under the Company’s current contractual arrangements.  All cash payments set forth below would be made at or shortly following termination, except that Health Benefits (as defined below) would be paid over the duration of such Health Benefits. All equity award accelerations set forth below would vest immediately upon termination.
..

		No Change of Control
Name	Benefit	Termination (i) by Reis for Cause or (ii) by Employee Without Good Reason (A)	Death or Disability	Termination (i) by Reis Without Cause or (ii) by Employee with Good Reason (A)	Termination as a Result of Change of Control (A)

Lloyd Lynford	Severance	$—	$—	$1,020,000	$1,700,000
	Bonus	—	280,000	280,000	280,000
	Options	—	136,875	136,875	136,875
	RSUs	—	772,163	772,163	772,163
	Benefits	—	54,686	54,686	54,686
	Total	$—	$1,243,724	$2,263,724	$2,943,724

Jonathan Garfield	Severance	$—	$—	$900,000	$1,500,000
	Bonus	—	200,000	200,000	200,000
	Options	—	109,500	109,500	109,500
	RSUs	—	679,686	679,686	679,686
	Benefits	—	56,496	56,496	56,496
	Total	$—	$1,045,682	$1,945,682	$2,545,682

William Sander	Severance	$—	$—	$487,500	$650,000
	Bonus	—	190,000	190,000	190,000
	Options (B)	—	—	—	—
	RSUs	—	780,535	780,535	780,535
	Benefits	—	28,248	28,248	28,248
	Total	$—	$998,783	$1,486,283	$1,648,783

Mark P. Cantaluppi	Severance	$—	$—	$397,500	$530,000
	Bonus	—	160,000	160,000	160,000
	Options (B)	—	—	—	—
	RSUs	—	387,226	387,226	387,226
	Benefits	—	28,248	28,248	28,248
	Total	$—	$575,474	$972,974	$1,105,474

(A)
For a definition of the terms “Good Reason,” “Cause” and “Change of Control” as they relate to each named executive officer, and for a discussion of the triggers for termination on a change of control, please see the discussion following this table.

(B)	Options for Messrs. Sander and Cantaluppi were “out-of-the-money” at December 31, 2011.

The following discussion sets forth the specific terms under which the amounts in the above table would be paid.  See “—Employment Agreements” for additional detail and additional information relating to the named executive officers’ employment agreements.  See “—Definitions” below for definitions of capitalized terms used in this section.

Lloyd Lynford and Jonathan Garfield.  Under Mr. Lynford’s and Mr. Garfield’s respective employment agreements, they may be entitled to receive certain post-termination payments, as follows:

●	If the executive officer is terminated for death or disability, he is entitled to receive:

●	the Accrued Obligations plus
●	his Pro Rata Bonus plus
●	eighteen months of Health Benefits plus
●	the Equity Acceleration.

●	If the executive officer is terminated with Cause or if he resigns without Good Reason, he is entitled to receive the Accrued Obligations.

●
If, during the Change of Control Period, (i) the executive officer is terminated for any reason (other than death, disability or with Cause) or (ii) the executive officer resigns for Good Reason, he is entitled to receive:

●	the Accrued Obligations plus
●	his Pro Rata Bonus plus
●	an amount equal to 2.5 multiplied by the sum of (x) his then current gross annual base salary and (y) his target bonus for the year of termination plus
●	eighteen months of Health Benefits plus
●	the Equity Acceleration.

●
If, other than during the Change of Control Period, the executive officer is terminated for any reason (other than his death or disability, or with Cause) or if the executive officer resigns for Good Reason, he is entitled, upon execution of a mutual release of claims with the Company in a form attached to the employment agreement, to receive:

●	the Accrued Obligations plus
●	his Pro Rata Bonus plus
●	an amount equal to 1.5 multiplied by the sum of his then current gross annual base salary plus his target bonus for the year of termination plus
●	eighteen months of Health Benefits plus
●	the Equity Acceleration.

William Sander and Mark P. Cantaluppi.  Under Mr. Sander’s and Mr. Cantaluppi’s respective employment agreements, they may be entitled, upon execution by the executive officer of a customary release of claims in favor of the Company, to receive certain post-termination payments, as follows:

●	If the executive officer is terminated for death or disability, he is entitled to receive:

●	the Accrued Obligations plus
●	his Pro Rata Bonus plus
●	nine months of Health Benefits plus
●	the Equity Acceleration.

●	If the executive officer is terminated with Cause or if he resigns without Good Reason, he is entitled to receive the Accrued Obligations.

●
If, during the Change of Control Period, (i) the executive officer is terminated for any reason (other than death, disability or with Cause) or (ii) the executive officer resigns for Good Reason, he is entitled to receive:

●	the Accrued Obligations plus
●	his Pro Rata Bonus plus
●	an amount equal to 2 multiplied by his then current gross annual base salary plus
●	nine months of Health Benefits plus
●	the Equity Acceleration.

Mr. Cantaluppi will also be entitled to payment as if a Change of Control had occurred if his employment is terminated within the twelve months prior to a Change of Control and he reasonably demonstrates that such termination: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs.

●
If, other than during the Change of Control Period, the executive officer is terminated for any reason (other than his death or disability, or with Cause) or if the executive officer resigns for Good Reason, he is entitled to receive:

●	the Accrued Obligations plus
●	his Pro Rata Bonus plus
●	an amount equal to 1.5 multiplied by his then current gross annual base salary plus
●	nine months of Health Benefits plus
●	the Equity Acceleration.

Definitions. The following definitions apply to the above discussions of the named executive officers’ post-termination payments:

●
“Accrued Obligations” means (i) the executive officer’s base salary through the termination date, if unpaid plus (ii) any accrued vacation pay not previously paid plus (iii) all unreimbursed business expenses plus (iv) the executive officer’s bonus for the prior year if not already paid.

●
“Cause” means (i) a breach by the executive officer of his non-competition, non-solicitation or confidentiality obligations, (ii) a material breach by the executive officer of any other term of the employment agreement that is not cured within 20 days of written notice thereof, (iii) fraud or dishonesty in the course of the executive officer’s employment, (iv) for reasons other than disability, continued gross neglect of the executive officer’s duties which results in material harm to Reis or Reis Services, if not cured within 20 days of written notice thereof, (v) a material violation of Reis’s general employment policies which results in material harm to Reis or Reis Services or (vi) the executive officer’s conviction or pleading guilty or nolo contendere to any felony charge.

●
“Change of Control” means the occurrence of any of the following, whether directly or indirectly, voluntarily or involuntarily, whether as part of a single transaction or a series of transactions: (i) individuals who as of July 1, 2010 constitute the board of directors cease, for any reason, to constitute at least a majority of the board, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors as of July 1, 2010 (either by a specific vote of such directors or by the approval of Reis’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board shall be deemed to be approved (solely for purposes of this definition); (ii) the sale, transfer or other disposition of all or substantially all of the assets of either Reis or Reis Services (other than to a wholly-owned direct or indirect subsidiary of either of Reis or Reis Services or a benefit plan of either of Reis or Reis Services); (iii) any person or entity or group of affiliated persons or entities (other than the employee, Lloyd Lynford, Jonathan Garfield or a group including any of them) acquiring beneficial ownership (as that term is used in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act, whether or not applicable) of 30% or more of the shares of capital stock or other equity of either Reis or Reis Services, having by the terms thereof voting power to elect the members of the board (in the case of Reis only), or, convertible into shares of such capital stock or other equity of either Reis or Reis Services (collectively, “Voting Shares”), as the case may be; (iv) the stockholders or members of either Reis or Reis Services adopting a plan of liquidation providing for the distribution of all or substantially all of either Reis’s or Reis Services’s assets or approving the dissolution of either Reis or Reis Services; or (v) the merger, consolidation, or reorganization of either Reis or Reis Services or any similar transaction which results in (A) the beneficial owners of the Voting Shares of either Reis or Reis Services immediately prior to such merger, consolidation, reorganization or transaction beneficially owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity representing 50% or less of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity or (B) any person or entity or group of affiliated persons or entities (other than the employee, Lloyd Lynford, Jonathan Garfield or a group including any of them) owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity, representing 30% or more of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity. In addition, for Mr. Cantaluppi, Comparable Employment must be offered within 15 calendar days of the Change of Control.

●	“Change of Control Period” means:

●	For Messrs. Lynford and Garfield, (i) during a Change of Control Protection Period or (ii) upon or within the two-year period following a Change of Control; and
●	For Messrs. Sander and Cantaluppi, upon or within the one-year period following a Change of Control.

●
“Change of Control Protection Period” means a period of time when (i) either Reis or Reis Services is party to an agreement, the consummation of which would result in the occurrence of a Change of Control or (ii) the board of directors or a committee thereof is engaged in active negotiations or has commenced a process regarding a transaction, the consummation of which would result in the occurrence of a Change of Control.

●
“Comparable Employment,” for Mr. Cantaluppi, means that he has received an offer to continue his employment for at least the balance of the term covered by his employment agreement, and he remains the chief financial officer of a publicly-traded company pursuant to which he would perform the same type of duties he had been performing under his employment agreement for Reis and Reis Services, at a salary and target bonus not less than that provided for in his employment agreement, and the employment is at a physical location as set forth in the definition of “Good Reason,” as it relates to Mr. Cantaluppi.

●	“Equity Acceleration” means the immediate vesting of all of the executive officer’s outstanding equity awards.

●	“Good Reason” means:

●
For Mr. Lynford, (i) a material diminution in his duties or responsibilities, demotion or a change for any reason in his direct reporting relationship to other than the board or a committee thereof (or, following a Change of Control, reorganization of either Reis or Reis Services, or the shares of Reis ceasing to be publicly traded, a change for any reason in his direct reporting relationship to other than the board of directors of any successor or acquiring entity (including the ultimate parent of any such successor or acquiring entity), whether such successor or acquiring entity (or its ultimate parent) is a public, private or other form of corporation, limited liability company, partnership, holding company, hedge fund, private equity firm, investment firm or other form of entity); (ii) his being removed from, not nominated for re-election to, or not re-elected to the board, other than for Cause or at his request; (iii) Reis’s or Reis Services’s (or any of their successors’ or acquiring entities’) material breach of the employment agreement which is not cured within 20 days of written notice thereof; (iv) his being required to report to an office to work on a regular basis at a location outside of a 30-mile radius from 530 Fifth Avenue, New York, New York; (v) a reduction of his gross annual base salary or target bonus; (vi) any failure by Reis or Reis Services to obtain the assumption in writing of any of their obligations to perform any agreement between them and Mr. Lynford (A) by any successor to all or substantially all of the assets of either Reis or Reis Services or (B) by any successor or acquiring entity upon a Change of Control of either Reis or Reis Services, in either case whether by operation of law or contractually, as of the date of such transaction; or (vii) he is not for any reason the most senior executive officer responsible for all business units, functions and departments of either Reis or Reis Services (including, without limitation, sales, marketing, accounting/finance, legal, information technology, human resources, research & development, operations, and all divisions and product lines) (any such business unit, function or department, a “Department”) (or, following a Change of Control, reorganization of either Reis or Reis Services, or the shares of Reis ceasing to be publicly traded, he is not for any reason the most senior executive officer of any successor or acquiring entity (including the ultimate parent of any such successor or acquiring entity) responsible for all Departments of such successor or acquiring entity (or its ultimate parent), whether such successor or acquiring entity (or its ultimate parent) is a public, private or other form of corporation, limited liability company, partnership, holding company, hedge fund, private equity firm, investment firm or other form of entity).

●
For Mr. Garfield, (i) a material diminution in his duties or responsibilities, demotion or a change for any reason in his direct reporting relationship to other than Mr. Lynford; (ii) his being removed from, not nominated for re-election to, or not re-elected to the board, other than for Cause or at his request; (iii) Reis’s or Reis Services’s (or any of their successors’ or acquiring entities’) material breach of the employment agreement; (iv) his being required to report to an office to work on a regular basis at a location outside of a 30-mile radius from 530 Fifth Avenue, New York, New York; (v) a material reduction of his gross annual base salary or target bonus; or (vi) any failure by Reis or Reis Services to obtain the assumption in writing of any of their obligations to perform any agreement between them and Mr. Garfield (A) by any successor to all or substantially all of the assets of either Reis or Reis Services or (B) by any successor or acquiring entity upon a Change of Control of either Reis or Reis Services, in either case whether by operation of law or contractually, as of the date of such transaction.

●
For Mr. Sander, (i) a material diminution in his compensation, duties or responsibilities, or a material demotion; (ii) Reis’s or Reis Services’s material breach of the employment agreement which is not cured within 20 days of written notice thereof; or (iii) his being required to report to an office to work on a regular basis at a location outside of a 30-mile radius from 530 Fifth Avenue, New York, New York;

●
For Mr. Cantaluppi, (i) a material diminution in his duties or responsibilities, or a material demotion; (ii) Reis’s or Reis Services’s material breach of the employment agreement; or (iii) his being required to report to an office to work on a regular basis at a location outside of Manhattan, Northern New Jersey or outside a 50-mile radius of 530 Fifth Avenue, New York, New York as long as the location is not east of the Hudson River, other than Manhattan. In the event of a Change of Control, Good Reason shall also include any deviation from Comparable Employment.

●	“Health Benefits” means reimbursement of the cost of COBRA health benefits for the executive officer and his spouse and eligible dependents.

●	“Pro Rata Bonus” means the pro rata portion of the executive officer’s target bonus for the year of termination.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows the deduction of compensation paid by a public company to its Chief Executive Officer and each of the other three most highly compensated executive officers (not including Reis’s Chief Financial Officer) that exceeds $1 million. Compensation that is considered “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. Reis’s equity incentive have been structured so that stock options, stock appreciation rights and certain restricted stock and RSU awards may qualify as “performance-based” compensation under Section 162(m).  However, while the Committee may consider tax deductibility as one of the factors in determining executive compensation, to retain maximum flexibility in designing compensation programs that meet the Committee’s stated objectives, the Committee may not necessarily limit or structure compensation so that it is deductible under Section 162(m).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table details information for each of Reis’s compensation plans at December 31, 2011:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (A)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
1998 Plan	225,236	(B)	$8.00	—
2011 Plan	803,598	(C)	$8.03	1,146,737	(D)
	1,028,834		$8.01	1,146,737	(D)
Equity compensation plans not approved by stockholders:
2007 inducement grants	225,000	(E)	$10.40	—
Total	1,253,834		$8.82	1,146,737	(D)

(A)	The weighted average exercise price does not take into account the shares issuable upon vesting or delivery of outstanding RSUs, which have no exercise price.
(B)	Includes 213,172 shares issuable upon exercise of stock options and 12,064 shares issuable upon vesting of RSUs (or, with respect to RSUs granted to non-employee directors, delivery of RSUs).
(C)	Includes 225,000 shares issuable upon exercise of stock options and 578,598 shares issuable upon vesting of RSUs (or, with respect to RSUs granted to non-employee directors, delivery of RSUs).
(D)
Availability reflects reductions related to grants under the 2011 Plan offset by increases related to expirations and forfeitures under the 2011 Plan and the 1998 Plan, as permitted under the 2011 Plan.

(E)	Includes 225,000 shares issuable upon exercise of stock options.

The 1998 Plan expired on March 10, 2008, and no new grants have been or may be made thereunder.

Grants of Plan-Based Awards in 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)		Stock or Units (#)	Options (#)	Awards ($/Share)	and Option Awards

Lloyd Lynford	3/02/11	$—	$—	$—	—	54,000	(A)	54,000	(A)	—	—	—	$400,140	(B)
Jonathan Garfield	3/02/11	$—	$—	$—	—	43,860	(A)	43,860	(A)	—	—	—	$325,003	(B)
William Sander	3/02/11	$—	$—	$—	—	20,250	(A)	20,250	(A)	—	—	—	$150,053	(B)
Mark P. Cantaluppi	3/02/11	$—	$—	$—	—	10,125	(A)	10,125	(A)	—	—	—	$75,026	(B)

(A)	Represents RSUs granted to each individual. The RSUs vest in three equal annual installments, beginning on March 2, 2012.
(B)	Based on the closing price of Reis common stock of $7.41 per share on the grant date.

Outstanding Equity Awards at Fiscal Year End — Named Executive Officers

The following table reflects all outstanding equity awards to Reis’s named executive officers as of December 31, 2011:

								Stock Awards
	Option Awards									Equity Incentive	Equity Incentive Plan Awards:
	Number of Securities Underlying		Number of Securities Underlying		Equity Incentive Plan Awards: Number of Securities Underlying			Number of Shares or Units of	Market Value of Shares or Units of	Plan Awards: Number of Unearned Shares, Units or Other	Market or Payout Value of Unearned Shares, Units or Other
Name	Unexercised Options (#) Exercisable		Unexercised Options (#) Unexercisable		Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock That Have Not Vested (#)	Stock That Have Not Vested ($)(A)	Rights That Have Not Vested (#)	Rights That Have Not Vested ($)(A)

Lloyd Lynford	—		125,000	(B)	—	$8.025	7/29/20	84,667	$772,163	—	$—
Jonathan Garfield	—		100,000	(B)	—	$8.025	7/29/20	74,527	$679,686	—	$—
William Sander	120,000	(C)	30,000	(C)	—	$10.40	5/29/17	85,585	$780,535	—	$—
Mark P. Cantaluppi	60,000	(C)	15,000	(C)	—	$10.40	5/29/17	42,459	$387,226	—	$—

(A)	Based on the closing price of Reis common stock of $9.12 per share on December 31, 2011.
(B)
These stock options were granted at an exercise price of $8.025 per share, which is equal to 125% of the closing price of Reis common stock on July 29, 2010, the date of grant. The stock options vest on June 30, 2013.

(C)
These stock options were granted at an exercise price of $10.40 per share, which is equal to the closing price of Reis common stock on the date of the Merger and vest in five equal annual installments, beginning May 30, 2008.

Option Exercises and Stock Vested in 2011

The following table reflects the stock options exercised by the named executive officers and stock awards vested during 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Lloyd Lynford	—	$—	10,667		$76,162	(A)
	—	$—	10,000		$77,100	(B)
	—	$—	7,000		$52,290	(C)

Jonathan Garfield	—	$—	10,667		$76,162	(A)
	—	$—	10,000		$77,100	(B)
	—	$—	7,000		$52,290	(C)

William Sander	—	$—	10,667	(D)	$76,162	(A)
	—	$—	10,666	(E)	$82,235	(B)
	—	$—	7,000	(F)	$52,290	(C)
	—	$—	16,666	(G)	$165,493	(H)

Mark P. Cantaluppi	—	$—	5,000	(I)	$35,700	(A)
	—	$—	5,333		$41,117	(B)
	—	$—	3,334		$24,905	(C)
	—	$—	8,333	(J)	$82,747	(H)

(see footnotes on next page)

(A)	Based on $7.14, the closing price per share of Reis’s common stock on February 4, 2011, the date of vesting. These RSUs were granted under the 2011 Plan.
(B)	Based on $7.71, the closing price per share of Reis’s common stock on February 19, 2011, the date of vesting. These RSUs were granted under the 2011 Plan.
(C)	Based on $7.47, the closing price per share of Reis’s common stock on February 28, 2011, the date of vesting. These RSUs were granted under the 2011 Plan.
(D)	Mr. Sander forfeited 4,311 of these shares in payment of tax liability.
(E)	Mr. Sander forfeited 3,863 of these shares in payment of tax liability.
(F)	Mr. Sander forfeited 2,535 of these shares in payment of tax liability.
(G)	Mr. Sander forfeited 6,036 of these shares in payment of tax liability.
(H)	Based on $9.93, the closing price per share of Reis’s common stock on June 30, 2011, the date of vesting. These RSUs were granted under the 2011 Plan.
(I)	Mr. Cantaluppi forfeited 2,021 of these shares in payment of tax liability.
(J)	Mr. Cantaluppi forfeited 3,018 of these shares in payment of tax liability.

Pension Benefits

Reis does not have a defined benefit pension plan. Through December 31, 2009, the Company had two separate defined contribution savings plans pursuant to Section 401 of the Internal Revenue Code. For the historic Wellsford plan, employer contributions, if any, were made based upon a discretionary amount determined by the Company’s management. The Company made contributions to this plan of approximately $13,000 for the year ended December 31, 2009.  As of the end of 2009, the Company terminated the historic Wellsford plan and all  employees that had been participating in the Wellsford plan were transferred to the historic Private Reis plan.  For the historic Private Reis plan, or the continuing plan, the Company matches contributions up to 2% of employees’ salaries, as then defined for 2011 (calculated as 50% of the employee’s contribution, capped at 4% of the employee’s salary) and up to 1% of employees’ salaries, as then defined for 2010 and 2009 (calculated as 25% of the employee’s contribution, capped at 4% of the employee’s salary). The Company made contributions to this plan of approximately $148,000, $70,000 and $64,000 for the years ended December 31, 2011, 2010 and 2009, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Reis’s executive officers and directors, and persons who own more than 10% of any registered class of Reis’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish Reis with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to Reis from the individuals required to file the reports, Reis believes that each of Reis’s executive officers and directors has complied with applicable reporting requirements for transactions in Reis common stock during the fiscal year ended December 31, 2011.  All transactions and holdings are currently reported and reflected in this proxy statement.

Submission of Future Stockholder Proposals and Nominations

Under the SEC’s rules, the deadline for stockholders to submit proposals to be considered for inclusion in Reis’s proxy statement for an annual meeting of stockholders is generally 120 days before the anniversary of the date of mailing of the prior year’s proxy statement.  For the 2013 annual meeting of stockholders, this would mean that proposals must be submitted by December 31, 2012.

In addition, nominations by stockholders of candidates for election as a director or submission of other business proposals not intended to be included in the Company’s proxy statement must be submitted in compliance with Reis’s current bylaws. Reis’s bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose other business for consideration at such a meeting, notice must be given to Reis’s Corporate Secretary no more than 150 days nor less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, under Reis's current bylaws, for a stockholder nomination or business proposal to be considered at the 2013 annual meeting of stockholders, a notice of such nominee or proposal must be received not earlier than December 1, 2012, and not later than December 31, 2012. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than 5:00 P.M., Eastern time, on the later of the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of that meeting is first made.  For additional requirements, a stockholder may refer to Reis’s bylaws, a current copy of which may be obtained at the Investor Relations portion of Reis’s website, www.reis.com, or without charge upon request from Reis’s Corporate Secretary.

Miscellaneous

Reis’s Annual Report to Stockholders for the year ended December 31, 2011 accompanies this proxy statement and has been mailed to persons who were stockholders of Reis as of the close of business on April 5, 2012. Any stockholder who has not received a copy of the Annual Report to Stockholders may obtain a copy by writing to Reis’s Corporate Secretary. Neither the Annual Report to Stockholders nor Reis’s website are to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please authorize a proxy to vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.reis.com/eproxy.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — REIS, INC.

PROXY FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Reis, Inc., a Maryland corporation (the “Company”), hereby appoints Jonathan Garfield and Lloyd Lynford, or either of them, and with full power of substitution, to act as proxy for the undersigned, and to attend the 2012 Annual Meeting of Stockholders of the Company to be held on Thursday, May 31, 2012 at 10:00 a.m., local time, at the offices of The NASDAQ OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006, or any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

The undersigned acknowledges receipt from the Company prior to execution of this proxy of (i) a Notice of Annual Meeting of Stockholders, (ii) a proxy statement dated April 30, 2012 and (iii) the Company’s Annual Report to Stockholders for the year ended December 31, 2011.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED FOR EACH OF THE NOMINEES, FOR PROPOSALS 2 AND 4 AND TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION (PROPOSAL 3) EVERY ONE YEAR. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENTS(S)  THEREOF.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED, FOR PROPOSALS 2 AND 4 AND FOR EVERY ONE YEAR ON PROPOSAL 3.

1.	Election of Directors for a Term Expiring at the 2015 Annual Meeting of Stockholders:

		For	Withhold		For	Withhold
	01 – Jonathan Garfield	☐	☐	02 – Byron C. Vielehr	☐	☐

		For	Against	Abstain			One Year	Two Years	Three Years	Abstain
2.	Proposal to approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐	3.	Advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐
		For	Against	Abstain
4.	Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐	5.	To vote and otherwise represent the shares on such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof, in their discretion.

B. Non-Voting Items Change of Address — Please print new address below.

	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C.  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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